                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            ALLEGHANY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             ALLEGHANY CORPORATION
                               PARK AVENUE PLAZA
                            NEW YORK, NEW YORK 10055
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    APRIL 28, 1995 AT 10:00 A.M., LOCAL TIME
                               ------------------

                          FOUR SEASONS BILTMORE HOTEL
                               1260 CHANNEL DRIVE
                           SANTA BARBARA, CALIFORNIA

     Notice is hereby given that the 1995 Annual Meeting of Stockholders of Alleghany Corporation (the "Company") will be held at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California, on Friday, April 28, 1995 at 10:00 a.m., local time, for the following purposes:

          1. To elect three directors for terms expiring in 1998.

          2. To consider and take action upon a proposal to approve the Company's Directors' Equity Compensation Plan.

          3. To consider and take action upon a proposal to approve amendments to the Company's 1993 Long-Term Incentive Plan.

          4. To consider and take action upon a proposal to ratify the selection of KPMG Peat Marwick LLP, independent certified public accountants, as auditors for the Company for the year 1995.

          5. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Holders of common stock of the Company are entitled to vote for the election of directors and on each of the other matters set forth above.

     The stock transfer books of the Company will not be closed. The Board of Directors has fixed the close of business on March 1, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     You are cordially invited to be present. Stockholders who do not expect to attend in person are requested to sign and return the enclosed form of proxy in the envelope provided. At any time prior to their being voted, proxies are revocable by written notice to the Secretary of the Company or by voting at the meeting in person.

                                        By order of the Board of Directors

                                                  ROBERT M. HART
                                      Senior Vice President, General Counsel
                                                   and Secretary
March 27, 1995                                             (RECYCLED PAPER LOGO)

                             ALLEGHANY CORPORATION
                               PARK AVENUE PLAZA
                            NEW YORK, NEW YORK 10055

                                PROXY STATEMENT

                               ------------------

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 1995

                               ------------------

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alleghany Corporation (the "Company") from holders of the Company's outstanding shares of common stock ("Common Stock") entitled to vote at the 1995 Annual Meeting of Stockholders of the Company (and at any and all adjournments thereof) for the purposes referred to below and set forth in the accompanying Notice of Annual Meeting of Stockholders. These proxy materials are being mailed to stockholders on or about March 27, 1995.

     The Board of Directors has fixed the close of business on March 1, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, said meeting. Holders of Common Stock are entitled to one vote for each share held of record on the record date with respect to each matter to be acted on at the 1995 Annual Meeting.

     On March 1, 1995, there were outstanding and entitled to vote 6,903,381 shares of Common Stock. The number of shares of Common Stock as of March 1, 1995, and the share ownership information provided elsewhere herein, do not include shares to be issued by the Company in respect of the dividend of one share of Common Stock for every 50 shares of Common Stock outstanding, to be paid by the Company on April 26, 1995 to stockholders of record at the close of business on April 3, 1995.

PRINCIPAL STOCKHOLDERS

     As of March 1, 1995, approximately 37.1 percent* of the Company's outstanding Common Stock was believed to be beneficially owned by F.M. Kirby, Allan P. Kirby, Jr. and their sisters, Grace Kirby Culbertson and Ann Kirby Kirby, primarily through a number of family trusts.

---------------

* See Note (4) on page 3.

     The following table sets forth the beneficial ownership of Common Stock as of March 1, 1995 of certain persons believed by the Company to be the beneficial owners of more than five percent of such class of securities.

                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                        -------------------------------------------------------------------
                          SOLE VOTING          SHARED VOTING
    NAME AND ADDRESS     POWER AND SOLE     POWER AND/OR SHARED                    PERCENT
  OF BENEFICIAL OWNER   INVESTMENT POWER     INVESTMENT POWER        TOTAL         OF CLASS
----------------------------------------    -------------------     --------       --------
F.M. Kirby..............      274,204              596,842           871,046(1)       12.6
  17 DeHart Street
  P.O. Box 151
  Morristown, NJ 07963
Allan P. Kirby, Jr. ....      596,852                   --           596,852(2)        8.6
  14 E. Main Street
  P.O. Box 90
  Mendham, NJ 07945
Grace Kirby
  Culbertson............      132,920              249,694           382,614(3)        5.5
  Blue Mill Road
  Morristown, NJ 07960
Ann Kirby Kirby.........      317,881              392,786           710,667(4)       10.3
  c/o Carter,
  Ledyard & Milburn
  2 Wall Street
  New York, NY 10005
Southeastern Asset
  Management, Inc. .....          (5)                  (5)           639,412(5)        9.3
  6075 Poplar Avenue
  Suite 900
  Memphis, TN 38119
Neuberger & Berman......      211,997              463,744           463,744(6)        6.7
  605 Third Avenue
  New York, NY 10158

---------------
(1) Includes 110,344 shares of Common Stock held by F.M. Kirby as sole trustee of trusts for the benefit of his children; 407,302 shares held by a trust of which Mr. Kirby is co-trustee and primary beneficiary; and 189,540 shares held by trusts for the benefit of his children and his children's descendants as to which Mr. Kirby was granted a proxy and, therefore, had shared voting power. Mr. Kirby disclaims beneficial ownership of the Common Stock held for the benefit of his children and for the benefit of his children and his children's descendants. Mr. Kirby held 163,860 shares directly.

(2) Includes 73,946 shares of Common Stock held by the children of Allan P. Kirby, Jr. as to which Mr. Kirby holds an irrevocable power of attorney; 305,655 shares held by a trust of which Mr. Kirby is co-trustee and beneficiary; and 6,556 shares issuable under stock options granted pursuant to the Directors' Stock Option Plan and the Amended and Restated Directors' Stock Option Plan. Mr. Kirby disclaims beneficial ownership of the Common Stock held by his children. Mr. Kirby held 210,695 shares directly.

(3) Includes 39,474 shares of Common Stock held by Grace Kirby Culbertson as co-trustee of trusts for the benefit of her children; and 210,220 shares held by trusts for the benefit of Mrs. Culbertson and her descendants, of which Mrs. Culbertson is co-trustee. Mrs. Culbertson held 132,920 shares directly.

(4) Ann Kirby Kirby has disclaimed being a controlling person or member of a controlling group with respect to the Company, and has declined to supply information with respect to her ownership of Common Stock. However, Mrs. Kirby filed a statement on Schedule 13D dated April 5, 1982 with the Securities and Exchange Commission reporting beneficial ownership, both direct and indirect through various trusts, of 710,667 shares of the common stock of Alleghany Corporation, a Maryland corporation and the predecessor of the Company ("Old Alleghany"). Upon the liquidation of Old Alleghany in December 1986, stockholders received $43.05 in cash and one share of Common Stock for each share of Old Alleghany common stock. The stock ownership information provided herein as to Mrs. Kirby is based solely on her statement on Schedule 13D and does not reflect the two-percent stock dividends paid in each of the years 1985 through 1994 by Old Alleghany or the Company; if Mrs. Kirby continued to hold 710,667 shares together with all stock dividends received in consequence through the date hereof, her beneficial ownership would have increased by 155,627 shares. The Company has not received any reports from Mrs. Kirby regarding changes in her ownership of the Company's Common Stock; therefore, it does not know whether she has beneficially owned more than ten percent of its Common Stock since January 1, 1994 nor whether she was required to file such reports with the Securities and Exchange Commission, the New York Stock Exchange and the Company pursuant to the rules governing the reporting of securities transactions by directors, officers and ten-percent stockholders.

(5) According to an amendment dated February 6, 1995 to a Schedule 13G statement filed by Southeastern Asset Management, Inc. ("Southeastern"), an investment advisor, Southeastern had sole voting power over 486,503 shares, shared voting power over 132,332 shares and no voting power over 20,577 shares, for a total of 639,412 shares. Its dispositive power with respect to such shares was reported as follows: sole dispositive power over 505,978 shares, shared dispositive power over 132,332 shares and no dispositive power over 1,102 shares. O. Mason Hawkins, Chairman of the Board and Chief Executive Officer of Southeastern, joined in the filing of Southeastern's amendment to its
    Schedule 13G statement in the event that he could be deemed to be a controlling person of Southeastern as a result of his official positions with, or ownership of, its voting securities. Mr. Hawkins expressly disclaimed such control. Southeastern's amendment to its Schedule 13G statement indicated that all shares set forth therein were owned legally by clients of Southeastern and no such shares were owned directly or indirectly by Southeastern or Mr. Hawkins, both of whom disclaimed beneficial ownership of such shares. The statement also indicated that some or all of the 132,332 shares over which Southeastern had shared voting and dispositive power were owned by two separate series of Longleaf Partners Funds Trust, formerly Southeastern Asset Management Funds Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended. Neither series owned five percent or more of these shares.

(6) According to a Schedule 13G statement filed by Neuberger & Berman, a broker-dealer and investment advisor, which statement was most recently amended on February 10, 1995, Neuberger & Berman had sole voting power over 211,997 shares and shared dispositive power over 463,744 shares, which number includes those shares over which it had sole voting power. The statement indicated that Neuberger & Berman was deemed to be a beneficial owner since it had shared power to make decisions whether to retain or dispose of the securities of many unrelated clients, but it disclaimed any economic interest in such securities, stating that its clients were the actual owners of the securities and had the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. None of these clients had an interest that related to five percent or more of these securities. The statement also indicated that the shares reported therein as being beneficially owned did not include 4,745 shares owned by Neuberger & Berman Profit Sharing Retirement Plan (the "N&B Plan"), which shares were held in a Neuberger & Berman securities account in the name of the N&B Plan. The sole beneficial owners of the N&B Plan were current and former Neuberger & Berman employees and partners who were participants in the N&B Plan. An affiliate of Neuberger & Berman was trustee of the N&B Plan, and one partner of Neuberger & Berman made day-to-day investment decisions for the N&B Plan. Neuberger & Berman disclaimed beneficial ownership of these shares.

                           1.  ELECTION OF DIRECTORS

     Pursuant to the Company's certificate of incorporation and by-laws, the Board of Directors is divided into three separate classes of directors, which are required to be as nearly equal as practicable. At each annual meeting of stockholders, one class of directors is elected to a term of three years. The Board of Directors currently consists of nine members.

     Allan P. Kirby, Jr., John E. Tobin and James F. Will have been nominated by the Board of Directors for election as directors at the 1995 Annual Meeting, each to serve for a term of three years, until the 1998 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Messrs. Kirby and Tobin were last elected by stockholders of the Company at their Annual Meeting on April 24, 1992. Mr. Will was elected by the Board of Directors effective June 16, 1992 to fill a vacancy resulting from an increase in the number of directors of the Company from seven to nine.

     Proxies in the enclosed form received from holders of Common Stock will be voted for the election of the three nominees named above as directors of the Company unless stockholders indicate otherwise. If any of the foregoing nominees is unable to serve for any reason (which event is not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy unless stockholders indicate otherwise. Directors will be elected by an affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 1995 Annual Meeting. Thus, those nominees who receive the highest, second-highest and third-highest numbers of votes for their election as directors will be elected, regardless of the number of shares that are not voted for the election of such nominees. Shares with respect to which authority to vote for any nominee or nominees is withheld will not be counted in the total number of shares voted for such nominee or nominees.

     The following information includes the age, the year in which first elected a director of the Company or Old Alleghany, the principal occupation (in italics), and other directorships of each of the nominees named for election as directors, and of the other current directors of the Company whose terms will not expire until 1996 or 1997.

                                  -------------------

                                                            President, Liberty Square, Inc.
Nominee for Election:                                       (investments); management of family and
Allan P. Kirby, Jr.                     [PHOTO]             personal affairs; director, Chicago Title
Age 63                                                      and Trust Company and Chicago Title
Director since 1963                                         Insurance Company. Chairman of the
                                                            Executive Committee.
                                  -------------------
                                  -------------------

Nominee for Election:                                       Retired Partner, law firm of Dorsey &
John E. Tobin                           [PHOTO]             Whitney. Member of the Executive and Audit
Age 71                                                      Committees.
Director since 1968
                                  -------------------
                                  -------------------

Nominee for Election:                                       President and Chief Executive Officer and
James F. Will                           [PHOTO]             director, Armco Inc. (steel manufacturing and
Age 56                                                      metals processing); director, AK Steel
Director since 1992                                         Corporation. Member of the Audit Committee.
                                  -------------------
                                  -------------------

F.M. Kirby                                                  Chairman of the Board, Alleghany Corporation;
Age 75                                  [PHOTO]             director, World Minerals Inc. Member of the
Director since 1958                                         Executive Committee.
Term expires in 1996
                                  -------------------
                                  -------------------

                                                            Financial Consultant; director, BF
Paul F. Woodberry                       [PHOTO]             Enterprises, Inc., World Minerals Inc. and
Age 67                                                      one of its subsidiaries, URC Holdings Corp.
Director since 1979                                         and its subsidiaries, and Alleghany
Term expires in 1996                                        Properties, Inc.
                                  -------------------

                                  -------------------

S. Arnold Zimmerman                                         Retired Senior Vice President, General
Age 75                                                      Counsel and Secretary, Avon Products, Inc.
Director since 1971                     [PHOTO]             (beauty products). Chairman of the
Term expires in 1996                                        Compensation Committee and member of the
                                                            Nominating Committee.
                                  -------------------
                                  -------------------
John J. Burns, Jr.                                          President, Alleghany Corporation; director,
Age 63                                                      Santa Fe Pacific Corporation (effective March
Director since 1968                                         28, 1995), Armco Inc., Chicago Title and
Term expires in 1997                                        Trust Company, Chicago Title Insurance
                                        [PHOTO]             Company, Mineral Holdings Inc., World
                                                            Minerals Inc., and URC Holdings Corp. and its
                                                            subsidiaries. Chairman of the Nominating
                                                            Committee and member of the Executive
                                                            Committee.
                                  -------------------
                                  -------------------

Dan R. Carmichael                                           President and Chief Executive Officer and
Age 50                                  [PHOTO]             director, Anthem Casualty Insurance Group,
Director since 1993                                         Inc. (insurance). Member of the Compensation
Term expires in 1997                                        Committee.
                                  -------------------
                                  -------------------

William K. Lavin
Age 50                                  [PHOTO]             Consultant. Chairman of the Audit Committee
Director since 1992                                         and member of the Compensation Committee.
Term expires in 1997
                                  -------------------

     All of the foregoing persons have had the principal occupations indicated throughout the last five years (or have retired from the principal occupations indicated), except as follows. Prior to April 24, 1992, Mr. Will was employed by Cyclops Industries, Inc. (steel manufacturing) as President and Chief Executive Officer. Mr. Will joined Armco Inc. on that date as President and Chief Operating Officer upon the merger of a wholly owned subsidiary of Armco Inc. and Cyclops Industries, Inc., and became President and Chief Executive Officer of Armco Inc. effective January 1, 1994. Mr. Woodberry's principal occupation prior to his becoming a financial consultant in February 1991 was Executive Vice President and Chief Financial Officer of BF Enterprises, Inc. (real estate), a position in which Mr. Woodberry continues to serve. Mr. Carmichael became President and Chief Executive Officer of Anthem Casualty Insurance Group, Inc. on February 1, 1993; he also has been President and Chief Executive Officer of The Shelby Insurance Company from January 1987 to February 1993 and since June 1994. The Shelby Insurance Company was owned by the Company from 1986 through 1991. Mr. Lavin served as Chairman of the Board and Chief Executive Officer of Woolworth Corporation until September 1994; he served as Executive Vice President -- Finance and Administration and Chief Financial Officer from May 1991 to June 30, 1993 and as Executive Vice
President -- Finance and Chief Financial Officer prior thereto.

     F.M. Kirby and Allan P. Kirby, Jr. are brothers, and are among the principal stockholders of the Company.

     The Board of Directors held eight meetings in 1994. Each director attended more than 75 percent of the meetings of the Board of Directors held during the period of his service in 1994. Each director attended 100 percent of the meetings of the committees of the Board on which he served that were held during the period of his service in 1994.

     The Executive Committee may exercise certain powers of the Board of Directors regarding the management and direction of the business and affairs of the Company when the Board of Directors is not in session. All action taken by the Executive Committee is reported to and reviewed by the Board of Directors.

     The Audit Committee of the Board of Directors reviews and makes reports and recommendations to the Board of Directors with respect to the selection of the independent auditors of the Company and its subsidiaries, the arrangements for and the scope of the audits to be performed by them, and the internal audit activities, accounting procedures and controls of the Company and its subsidiaries, and reviews the annual consolidated financial statements of the Company and its subsidiaries. This committee held three meetings in 1994.

     The Compensation Committee of the Board of Directors reviews the annual recommendations of the chief executive officer and the Chairman of the Board concerning the compensation of officers of the Company and of certain of the most highly paid employees of its division and makes recommendations to the Board of Directors with respect thereto; and reviews the annual adjustments proposed to be made to the compensation of certain of the most highly paid officers of the Company's subsidiaries, reports to the Board of Directors with respect thereto, and makes such recommendations to the Board of Directors with respect thereto as the committee may deem appropriate. This committee, which held three meetings in 1994, also administers the Company's 1983 Long-Term Incentive Plan (under which the right to make awards of incentive compensation terminated on December 31, 1992) and the Company's 1993 Long-Term Incentive Plan.

     The Nominating Committee of the Board of Directors screens candidates and makes recommendations to the Board of Directors as to persons to be nominated by the Board of Directors for election thereto by the stockholders or to be chosen by the Board of Directors to fill newly created directorships or vacancies on the Board of Directors. The Nominating Committee did not meet in 1994.

     The following table sets forth the beneficial ownership of Common Stock as of March 1, 1995 of each of the nominees named for election as a director, each of the other current directors and each of the executive officers named in the Summary Compensation Table below.

                                       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                           -----------------------------------------------------------------
                             SOLE VOTING         SHARED VOTING
                              POWER AND          POWER AND/OR
         NAME OF           SOLE INVESTMENT     SHARED INVESTMENT                  PERCENT OF
    BENEFICIAL OWNER            POWER                POWER            TOTAL         CLASS
-------------------------  ---------------     -----------------     -------      ----------
Allan P. Kirby, Jr. .....      596,852                   --          596,852(1)       8.64
John E. Tobin............        7,746                   --            7,746(2)       0.11
James F. Will............          340                   --              340(2)          *
F.M. Kirby...............      274,204              596,842          871,046(3)      12.62
Paul F. Woodberry........        6,556               13,442           19,998(2)       0.29
S. Arnold Zimmerman......        5,530                   --            5,530(2)       0.08
John J. Burns, Jr........       19,810                   --           19,810(4)       0.29
Dan R. Carmichael........          365                  430              795          0.01
William K. Lavin.........          548                   --              548(2)          *
David B. Cuming..........       20,886                   --           20,886          0.30
Richard P. Toft..........        4,053                   --            4,053          0.06
Robert M. Hart...........          500                   --              500             *
Theodore E.
  Somerville(5)..........        9,919                   --            9,919          0.14

---------------
 *  Represents less than 0.01 percent of the outstanding Common Stock.

(1) See Note (2) on page 3.

(2) Includes 6,556 shares of Common Stock in the case of Messrs. Woodberry and Tobin, 4,281 shares of Common Stock in the case of Mr. Zimmerman, and 340 shares of Common Stock in the case of Messrs. Lavin and Will, issuable under stock options granted pursuant to the Directors' Stock Option Plan and the Amended and Restated Directors' Stock Option Plan.

(3) See Note (1) on page 2.

(4) Includes 872 shares of Common Stock owned by Mr. Burns's wife or held by her as custodian for their daughter. Mr. Burns had no voting or investment power over these shares, and he disclaims beneficial ownership of them.

(5) Mr. Somerville retired as Vice President of the Company effective as of December 31, 1994, and is included in the above table pursuant to Securities and Exchange Commission rules.

     All directors and executive officers as a group (14 persons, including Mr. Somerville) beneficially owned 1,559,667 shares, or 22.5 percent, of the outstanding Common Stock (adjusted to include shares of Common Stock issuable upon exercise of stock options); such directors and executive officers had sole voting and investment power with respect to 947,775 shares, shared voting and/or investment power with respect to 611,020 shares and no voting or investment power with respect to 872 shares.

                             EXECUTIVE COMPENSATION

     The information under this heading relates to the chief executive officer, the four other most highly compensated executive officers of the Company serving as executive officers at the end of 1994, and Theodore E. Somerville, who would have been among the four other most highly compensated executive officers of the Company but for his retirement effective as of December 31, 1994.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------
                                            ANNUAL COMPENSATION
                         ------------------------------------------------      LONG-TERM           ALL
                                                             OTHER ANNUAL      INCENTIVE          OTHER
  NAME AND PRINCIPAL                             BONUS       COMPENSATION     PLAN PAYOUTS     COMPENSATION
       POSITION          YEAR      SALARY         (1)            (2)             (3)(4)            (5)
-----------------------  -----    ---------    ---------     ------------     ------------     ------------
John J. Burns, Jr.,      1994     $ 500,000    $ 681,801       $331,311        $       --       $   78,540
  President and, since   1993       500,000      257,930          2,515           631,960           78,120
  July 1, 1992, chief    1992       483,500      220,404          3,048         1,275,507           74,640
  executive officer

F.M. Kirby,              1994     $ 300,000    $ 183,885       $ 15,060        $       --       $   62,499
  Chairman of the        1993       300,000      148,005         12,073           798,840           60,472
  Board and prior to     1992       468,500      314,265         15,934         1,735,965           85,808
  July 1, 1992, chief
  executive officer

David B. Cuming,         1994     $ 267,100    $ 199,465       $ 73,860        $       --       $   41,637
  Senior Vice President  1993       252,000      117,162          1,223           301,560           39,101
                         1992       240,000      108,418          1,512           591,934           37,010

Richard P. Toft,         1994     $ 396,250    $ 178,396       $     --        $  327,480       $  119,092
  Senior Vice            1993       377,500      254,812          1,670           721,511           94,783
  President;             1992       372,500      295,310          1,659           614,079           77,068
  President, Chief
  Executive Officer
  and, since January
  25, 1994, Chairman of
  Chicago Title and
  Trust Company
  ("CT&T"); Chairman
  and, prior to January
  25, 1994, Chief
  Executive Officer of
  Chicago Title
  Insurance Company

Robert M. Hart,          1994     $  77,904    $ 197,149       $ 65,627        $       --       $       --
  Senior Vice President
  and General Counsel
  since September 1994
  and Secretary since
  January 1, 1995

Theodore E. Somerville,  1994     $ 244,900    $  87,259       $    625        $       --       $1,913,856
  Vice President and,    1993       231,000       81,217            850           274,120           35,182
  prior to September 1,  1992       220,000       75,977            707           591,934           36,458
  1994, General Counsel

---------------
(1) Except for amounts listed for Mr. Toft, these amounts represent (i) bonuses paid under the Company's Management Incentive Plan, which is a short-term incentive plan designed to reward officers (other than Mr. Toft) for achieving specified net earnings per share and/or individual objectives; and
    (ii) for each of Messrs. Burns, Cuming and Hart, an award in 1994 of shares of Common Stock under the Company's 1993 Long-Term Incentive Plan (the "1993 Plan") valued at $366,094, $73,219 and $73,219, respectively. Amounts listed for Mr. Toft represent bonuses paid under the Presidents' Plan of CT&T, which is a short-term incentive plan designed to reward Mr. Toft for CT&T's achievement of specified after-tax operating income and Mr. Toft's achievement of specified individual objectives (such bonuses do not include additional amounts earned under such plan in each of the reported years, payment of which was deferred and is subject to adjustment to reflect title insurance policy claims experience in the year of the deferral and for three years thereafter, as more fully explained in Note (2) to the table relating to long-term incentive plans; the deferred amount for 1994 is reported below in such table); and an award of shares of Common Stock under the Company's 1983 Long-Term Incentive Plan (the "1983 Plan") valued at $44,744 in 1992.

(2) These amounts represent payments for reimbursement of taxes incurred by the named individuals (except for Mr. Hart) as a result of (i) the payment by the Company (or, in the case of Mr. Toft, by CT&T) of premiums on life insurance policies maintained on their behalf, and (ii) the reimbursement itself; the 1994 amounts for Messrs. Burns, Cuming and Hart also include $328,138, $72,308 and $65,627, respectively, representing payments for reimbursement of taxes incurred as a result of (i) the awards of shares of Common Stock under the 1993 Plan, as described in Note (1) above, and (ii) the reimbursement itself.

(3) Except for amounts listed for Mr. Toft, these amounts represent payouts in settlement of performance shares awarded under the 1983 Plan. Except as described below, performance shares entitle the holder thereof to payouts of cash and/or Common Stock (in such proportion as is determined by the Compensation Committee) up to a maximum amount equal to the value of one share of Common Stock on the payout date, depending upon the average annual compound growth in the Company's Earnings Per Share (as defined pursuant to the 1983 Plan) in a four-year award period commencing with the year following that in which the performance shares were awarded; payouts have been made one-half in cash and one-half in Common Stock. Mr. Kirby's payout for the 1988-91 award period was deferred under the Company's Deferred Compensation Plan and thereafter was paid in cash. Amounts listed for Mr. Toft in 1993 and 1992 represent payouts in settlement of performance units awarded under CT&T's Performance Unit Incentive Plan of 1989 (the "CT&T 1989 Plan"). Each performance unit entitled the holder thereof to a payout of $1.00 in cash for each $1 million of cumulative operating income (after provision for taxes and for annual dividends equal to 6 percent of each year's beginning net worth) of CT&T and its subsidiaries in a three-year award period commencing with the year in which the performance unit was awarded. Payouts under the CT&T 1989 Plan were increased or decreased by the application of a multiplier based on CT&T's return on equity and a second multiplier based on dividends actually or constructively paid by CT&T. The former multiplier ranged from a maximum of
    1.75 for a return on equity of 21 percent or higher to a minimum of 1.0 for a return on equity of 12 percent or lower; the latter ranged from 1.30 for dividends equalling 12 percent or more of CT&T's operating equity to 0.85 percent for dividends equalling 3 percent or less of CT&T's operating equity. In addition, the amounts listed for Mr. Toft in 1993 and 1992 include $227,360 and $131,598, respectively, in settlement of performance shares awarded under the 1983 Plan; each such amount was paid one-half in cash and one-half in Common Stock. The 1994, 1993 and 1992 amounts also include amounts representing earlier bonus deferrals under the Presidents' Plan of CT&T, as follows: (i) the 1994 amount includes $63,125 representing the portion of Mr. Toft's bonus that was deferred in 1991 and was subject to reduction to reflect unfavorable title insurance policy claims during 1991-94, $11,855 representing interest earned thereon during such period, and $252,500 representing a related incentive payment; (ii) the 1993 amount includes $33,394 representing the portion of Mr. Toft's bonus that was deferred in 1990 and was subject to reduction to reflect unfavorable title insurance policy claims during 1990-93, $9,621 representing interest earned thereon during such period, and $111,754 representing a related incentive payment; and (iii) the 1992 amount includes $67,469 representing the portion of Mr. Toft's bonus that was deferred in 1989 and was subject to reduction to reflect unfavorable title insurance policy claims during 1989-92, $20,874 representing interest earned thereon during such period, and $112,077 representing a related incentive payment; this deferral program is more fully explained in Note (2) to the table relating to long-term incentive plans.

(4) The 1992 amounts represent payouts for two award periods (ending in 1991 and 1992, respectively), and the 1993 amounts represent payouts for one award period (ending in 1993); there were no payouts of long-term incentive compensation in 1994 other than to Mr. Toft under the Presidents' Plan of CT&T, as explained in Note (3) above. The payouts for the award period ending in 1992 would ordinarily have been made in early 1993 but were accelerated into December 1992 in view of an anticipated increase in individual tax rates in 1993 and a proposal to implement a $1 million limitation on the amount of compensation deductible by the Company or CT&T with respect to any single individual. The payouts for the award period ending in 1993 would ordinarily have been made in early 1994 but were accelerated into December 1993 in view of the enactment of the Revenue Reconciliation Act of 1993 which removed a cap, formerly at $135,000, on earnings received after December 31, 1993 that would be subject to the Medicare hospital insurance payroll tax payable by the Company and its employees. The payouts for the award period ending in 1994 were not accelerated and will be made in the normal course in early 1995.

(5) The 1994 amounts listed for Messrs. Burns, Kirby and Cuming represent (i) savings benefits of $75,000, $45,000 and $40,065, respectively, credited pursuant to the Company's Deferred Compensation Plan; and (ii) benefits, valued at $3,540, $17,499 and $1,572, respectively, pursuant to Securities and Exchange Commission rules, of life insurance policies maintained by the Company on their behalf. The 1994 amount listed for Mr. Toft represents (i) $100,095 accrued under the CT&T Executive Salary Continuation Plan, which is a retirement plan designed to encourage key employees to remain with CT&T until retirement and which provides post-retirement monthly income of 2 percent of final monthly income at retirement multiplied by the number of years of participation in the plan, up to a maximum of 10 percent of final monthly salary; (ii) $18,997 credited to Mr. Toft's account under the CT&T Savings and Profit Sharing Plan, which is a 401(k) plan offering CT&T employees an opportunity to save a portion of their income on a tax-deferred basis, and providing for matching CT&T contributions, as follows: (a) $0.25 for every $1.00, up to 6 percent, of salary that such an employee contributes to the plan (within Internal Revenue Service limits), (b) up to an additional $1.25 for every such $1.00, depending on the profitability of CT&T, and (c) a supplemental bonus in an amount equal to the additional amount (if any) that CT&T would have contributed but for Internal Revenue Service regulations which limit the amount that an employee may contribute to a 401(k) plan; and (iii) benefits, valued at $4,068 pursuant to Securities and Exchange Commission rules, of a split-dollar insurance arrangement maintained by CT&T on behalf of Mr. Toft. The 1994 amount for Mr. Somerville represents (i) savings benefits of $36,735 credited pursuant to the Company's Deferred Compensation Plan; (ii) benefits, valued at $635 pursuant to Securities and Exchange Commission rules, of a life insurance policy maintained by the Company on his behalf; and (iii) cash payments aggregating $1,876,486 to which he may be entitled, based upon the assumption described below, pursuant to an agreement entered into in connection with his retirement effective as of Decem-ber 31, 1994. Pursuant to such agreement, Mr. Somerville will receive (i) $490,000 in approximately 48 equal bimonthly payments in part as severance and in part for consulting services; (ii) savings benefits, valued at $83,103 in the aggregate, to be credited in 1995 and 1996 pursuant to the Deferred Compensation Plan; and (iii) the continuation in 1995 and 1996 of all fringe benefits he received in 1994, including the life insurance maintained on his behalf, the payment by the Company of the premiums thereon and the related income and employment taxes on such premiums, valued at $1,260. Mr. Somerville also received $10,200 for accrued, unused vacation remaining at December 31, 1994. In addition, Mr. Somerville will receive, based on the assumption described below, $845,582 representing the amounts which are due to him in respect of performance shares previously awarded to him under the 1983 Plan and the 1993 Plan; the agreement provides that Mr. Somerville will receive, based on the assumption described below, an additional $446,341 representing the amounts which would have been due to him in respect of such performance shares had he remained in the employ of the Company through the relevant payment dates with respect to those awards. All amounts in respect of such performance shares will be payable at the times and in the manner provided under the 1983 Plan and the 1993 Plan as if Mr. Somerville had remained in the employ of the Company through the relevant payment dates with respect to those awards. For purposes of the Summary Compensation Table, the amounts due in respect of such performance shares have been valued at the maximum estimated future payouts, using $152.06 as the value of one share of Common Stock, which is the mean of the high and low sales prices of Common Stock on December 30, 1994.

                    LONG-TERM INCENTIVE PLANS -- AWARDS IN 1994

                                                   PERFORMANCE OR
                                                    OTHER PERIOD
                                   NUMBER OF            UNTIL              ESTIMATED FUTURE PAYOUTS(1)
                                 SHARES, UNITS       MATURATION        -----------------------------------
             NAME                OR DOLLARS(1)        OR PAYOUT        THRESHOLD      TARGET      MAXIMUM
-------------------------------  -------------     ---------------     ---------     --------     --------
F.M. Kirby.....................          --                 --               --            --          --
John J. Burns, Jr..............       4,916            1995-98         $  1,800            --     $719,887
David B. Cuming................       2,363            1995-98         $    865            --     $346,032
Richard P. Toft................       3,000            1995-98         $110,377            --     $439,313
                                    $59,465(2)         1994-97               --      $307,358(2)       --
Robert M. Hart.................       2,363            1995-98         $    865            --     $346,032
                                      2,296(3)         1994-97              829            --      331,772
                                      2,578(3)         1993-96              931            --      372,521
                                      2,916(3)         1992-95            1,053            --      421,362
                                      2,618(3)         1991-94              946            --      378,301
Theodore E. Somerville.........          --                 --               --            --           --

---------------
(1) Except as otherwise noted in the table, these amounts represent performance shares awarded under the Company's 1993 Plan. Such amounts do not reflect antidilution adjustments made in respect of the dividend of one share of Common Stock for every 50 shares of Common Stock outstanding, to be paid by the Company on April 26, 1995 to stockholders of record at the close of business on April 3, 1995. Performance shares entitle the holder thereof to payouts of cash and/or Common Stock (in such proportion as is determined by the Compensation Committee) up to a maximum amount equal to the value of one share of Common Stock on the payout date. Except for performance shares awarded to Mr. Toft, maximum payouts will be made in respect of these performance shares only if average annual compound growth in the Company's Earnings Per Share (as defined pursuant to the 1993 Plan) equals or exceeds 12 percent in the award period 1995-98, measured from a base of $10.00, and, in the case of Mr. Hart, for award periods 1994-97, 1993-96, 1992-95 and 1991-94 measured from bases of $9.21, $8.92, $6.37, and $6.21, respectively, and no payouts will be made if such growth is 8 percent or less; payouts for growth between 8 percent and 12 percent will be determined by interpolation. The calculations of estimated future threshold payouts (at 8.01 percent growth) and maximum payouts (at 12 percent growth) use $146.44 (or, in the case of the performance shares awarded to Mr. Hart for the award periods 1994-97, 1993-96, 1992-95 and 1991-94, $144.50) as the value of one share of
    Common Stock, which in each case is the mean of the high and low sales prices of Common Stock on the respective dates of the awards. The maximum payout will be made in respect of performance shares awarded to Mr. Toft only if (i) with respect to one-half of his award, average annual compound growth in the Company's Earnings Per Share equals or exceeds 12 percent in the award period 1995-98, measured from a base of $10.00, and (ii) with respect to the remaining half of his award, CT&T's total net income for the period 1995-98 equals or exceeds $251 million; and no payouts will be made if (i) such growth is 8 percent or less, and (ii) such income is less than $175 million. The payout for growth and income between 8 percent and 12 percent, and $175 million and $251 million, respectively, will be determined by interpolation. The calculation of estimated future threshold payouts (at 8.01 percent growth and income equal to $175 million) and maximum payouts (at 12 percent growth and income equal to $251 million) use $146.44 as the value of one share of Common Stock, which is the mean of the high and low sales prices of Common Stock on the date of the award. There is no estimated future target payout because under the 1993 Plan no performance target for these performance shares is specified.

(2) These amounts represent the portion of the cash bonus earned by Mr. Toft under the Presidents' Plan of CT&T in 1994 which was deferred and is subject to reduction to reflect unfavorable title insurance claims experience during 1994-97 for policies written in 1994. If such experience compares favorably with (i) a pre-established hypothetical claims experience deemed acceptable by the Board of Directors of CT&T, and/or (ii) the historical claims experience during 1991-96 for policies written in 1991, 1992 and 1993, Mr. Toft will be entitled to receive such deferred amount in full with interest at a rate during the deferral period equal to the average of the prime rates of the nation's largest banks and the three-year U.S. Treasury note yield as of June 30 and December 31 of each year, each as published in The Wall Street Journal; in addition, Mr. Toft will be entitled to a related incentive payment, limited to four times the amount of the deferral. The target value shown is a representative amount, assuming that title insurance policy claims experience in 1994-97 for policies written in 1994 will be identical to such experience in 1991-94 for policies written in 1991, and further assuming identical interest rates in the two periods. This award does not have threshold or maximum payout amounts.

(3) Mr. Hart was granted performance share awards in connection with his employment by the Company in September 1994 for all award periods which were then pending.

                              PENSION PLAN TABLES

The Company's Retirement Plan

     The Company's Retirement Plan provides for designated employees, including all of its current executive officers other than Mr. Toft, retirement benefits in the form of an annuity for the participant's life or alternative, actuarially equivalent forms of benefit, including a lump sum.

     The annual retirement benefit under the Company's Retirement Plan, if paid in the form of a life annuity to an officer participant who retires on reaching age 65 with 15 or more years of service, is equal to 52.7625 percent of the participant's average salary, which is defined as the highest average annual base salary (not including any non-cash compensation, annual incentive bonuses, long-term incentive bonuses, restricted stock or other extraordinary compensation, payments, allowances or reimbursements) over a consecutive three-year period during the last ten years of employment (base salaries being the amounts that would appear in the salary column of the Summary Compensation Table for the relevant years); however, such benefit is reduced by 33.5 percent of his unreduced primary Social Security benefit and by 67 percent of his accrued benefit under a previously terminated retirement plan of the Company.

     Since the funds accumulated under the Company's Retirement Plan to provide for each participant's annual retirement benefit are currently taxable to each participant, the plan provides for the payment to the appropriate tax authorities as withholding tax on behalf of each participant of an amount equal to the income and employment tax liabilities imposed upon the participant each year by reason of his participation in the plan. As a result, benefits payable in the form of a lump sum are not taxable at the time of payment. Benefits payable in the form of an annuity are taxable in part; the Retirement Plan provides that such benefits will be increased to offset the impact of any such tax liability, and the estimated benefits set forth in the table below include such increase. The Company is entitled to deduct the amounts of its contributions and tax payments under the plan in the year in which such contributions and payments are taxable to the participant.

     A participant may retire as early as age 55, but the benefit payable at that time will be actuarially reduced to reflect the commencement of benefit payments prior to age 65. Prior to April 1, 1995, the benefit payable to a participant who retires after age 65 was increased by an actuarial adjustment through the actual date of retirement, with the adjustment to reflect salary increases through the later of a participant's 65th birthday or January 1, 1989. As of the date hereof, Mr. Kirby, age 75, was entitled to an actuarial adjustment of his benefit to reflect 10.4 years beyond his 65th birthday under such late retirement provisions. On March 14, 1995, the Board of Directors adopted amendments to the Company's Retirement Plan (i) to eliminate future actuarial adjustments for late retirement, (ii) to provide that the benefits accruing subsequent to March 31, 1995 to a participant who retires after age 65 will be increased to reflect salary increases and additional years of service through the actual date of retirement, and the savings accruing to the Company of providing the benefit commencing at a later date, (iii) to provide that a participant over age 65 may elect prior to the actual date of retirement to receive the benefits to which he would have been entitled had he retired on the date of such election, and (iv) to provide an increased death benefit for any surviving spouse of a participant over age 65 who does not elect to receive benefits prior to the actual date of retirement.

     The following table shows the estimated annual retirement benefit payable under the Company's Retirement Plan (without giving effect to the Social Security offset or the offset for benefits accrued under the previously terminated retirement plan) to a participant who, upon retirement on January 1, 1995 at age 65, had achieved the average salary and years of service indicated. The amounts shown assume payment in the form of a straight life annuity.

                                                      YEARS OF SERVICE
                         AVERAGE                  -------------------------
                          SALARY                     10          15 OR MORE
          --------------------------------------     --          ----------
          $125,000..............................  $ 53,788        $  80,682
           150,000..............................    64,546           96,819
           175,000..............................    75,303          112,955
           200,000..............................    86,061          129,091
           225,000..............................    96,819          145,228
           250,000..............................   107,576          161,364
           300,000..............................   129,091          193,637
           400,000..............................   172,122          258,183
           450,000..............................   193,637          290,456
           500,000..............................   215,152          322,729
           600,000..............................   258,183          387,274
           700,000..............................   301,213          451,820
           800,000..............................   344,244          516,366

     As of December 31, 1994, the credited years of service for Messrs. Burns, Kirby, Cuming, Hart and Somerville were 26.8, 27.3,18, 5.3 and 21.8, respectively. In connection with Mr. Hart's employment by the Company in September 1994, Mr. Hart received a special grant in 1994 of five credited years of service prior to such employment. As of December 31, 1994, the average salary of each of Messrs. Burns, Kirby, Cuming, Hart and Somerville for purposes of the plan was $494,477, $596,000, $252,700, $270,000 and $231,814, respectively.

CT&T's Pension Plan and Excess Benefits Pension Plan

     CT&T'S Pension Plan provides to employees who meet its eligibility requirements, including Mr. Toft, retirement income in the form of monthly life annuity payments after their retirement. CT&T's Excess Benefits Pension Plan restores benefits to certain employees, including Mr. Toft, whose benefits are limited under CT&T's Pension Plan due to provisions in the Internal Revenue Code of 1986, as amended, regarding the maximum amount of covered remuneration taken into account and the maximum amount of benefits payable under qualified plans.

     The following table shows the estimated annual retirement benefit payable under CT&T's Pension Plan (reflecting the Social Security offset described below) to a participant who, upon retirement on January 1, 1995 at age 65, had achieved the final average annual covered remuneration and years of service indicated. The amounts shown include the additional sums payable under CT&T's Excess Benefits Pension Plan. The amounts shown assume payment in the form of a straight life annuity, with payment continuing for a period of ten years from retirement if the participant dies during such period.

FINAL AVERAGE                            YEARS OF SERVICE
ANNUAL COVERED     ------------------------------------------------------------
 REMUNERATION         15           20           25           30           35
--------------        --           --           --           --           --
   $125,000        $ 28,792     $ 38,389     $ 47,986     $ 57,584     $ 67,181
    150,000          35,167       46,889       58,611       70,334       82,056
    175,000          41,542       55,389       69,236       83,084       96,931
    200,000          47,917       63,889       79,861       95,834      111,806
    225,000          54,292       72,389       90,486      108,584      126,681
    250,000          60,667       80,889      101,111      121,334      141,556
    300,000          73,417       97,889      122,361      146,834      171,306
    400,000          98,917      131,889      164,861      197,834      230,806
    450,000         111,667      148,889      186,111      223,334      260,556
    500,000         124,417      165,889      207,361      248,834      290,306

     A participant's accrued benefit under CT&T's Pension Plan, expressed as a monthly annuity starting at age 65, is calculated by multiplying his final average annual covered remuneration by 1.7 percent, dividing by twelve and multiplying the result by his years of credited service not exceeding thirty-five. Final average annual covered remuneration is defined as the highest average monthly base salary (excluding bonuses and overtime pay and subject to certain tax limitations, but including any amount by which an employee's compensation is reduced to make before-tax contributions under CT&T's Savings and Profit Sharing Plan or any similar plan) over a consecutive 60-month period during the last 120 months of employment, multiplied by twelve. Pursuant to CT&T's Pension Plan and Excess Benefits Pension Plan, such salary is determined using amounts which would appear in the salary column in the Summary Compensation Table for the relevant years. The benefit is reduced by a portion of the participant's Social Security benefits. A participant may retire as early as age 55, but the benefit payable to him at that time will be actuarially reduced to reflect the commencement of benefit payments prior to age 65, unless he has reached age 62 and has at least twenty years of service.

     As of December 31, 1994, Mr. Toft's credited years of service were 33.25, and his average annual covered remuneration was $381,833.

                  COMPENSATION ARRANGEMENTS UPON RESIGNATION,
             RETIREMENT OR OTHER TERMINATION; EMPLOYMENT AGREEMENT

     In addition to the Company's Retirement Plan, which is described above, Messrs. Burns, Kirby, Cuming, Hart and Somerville participate in a death benefit plan which provides that a participant who dies after completion of at least five years of service and who is an employee at the time of death will receive a death benefit equal to twice the amount of his highest annual salary in the preceding five years.

     Mr. Toft has an employment agreement with CT&T and the Company, which had an initial term from January 1, 1992 to December 31, 1994, and which was automatically extended to December 31, 1995. The agreement will be automatically extended from year to year unless either party gives notice to the contrary at least 180 days before the end of any year. If the agreement is not renewed at 1995 year-end due to action by CT&T and Mr. Toft's employment by CT&T terminates, Mr. Toft is entitled to a lump sum equal to his then-current annual salary plus his average annual bonus in the preceding three years.

     The agreement entitles Mr. Toft to be employed as Chief Executive Officer of CT&T, to receive a salary at an annual rate of at least $357,500 from January 1, 1992 through

April 2, 1992 and at an annual rate of at least $377,500 thereafter, to participate in all CT&T incentive and benefit plans, and to enjoy specified fringe benefits.

     During the term of the agreement, CT&T may terminate Mr. Toft's employment only for "good cause," which is defined to mean acts of dishonesty or wrongdoing or material breach of the agreement. Mr. Toft may terminate his employment only for "good reason," which is defined to mean material breach of the agreement by CT&T. However, Mr. Toft may not terminate his employment for any reason prior to October 1, 1995, and may terminate his employment with or without good reason between October 1, 1995 and December 30, 1995 (inclusive). Further, Mr. Toft is entitled to terminate his employment without good reason in the event of a change in control (as defined in the agreement) of CT&T or the Company (after which he would be obligated to provide consulting services to CT&T and the Company for one year).

     If Mr. Toft's employment is terminated by CT&T for any reason not constituting good cause, or by himself with or without good reason between October 1, 1995 and December 30, 1995 (inclusive), or following a change in control, he is entitled to receive all accrued and vested benefits under CT&T's incentive and benefit plans, and a severance payment equal to two times (i) his then-current salary plus (ii) his average annual bonus in the preceding three years. These benefits would be reduced if necessary to prevent their treatment as parachute payments under the Internal Revenue Code of 1986, as amended. If Mr. Toft terminates his employment between October 1, 1995 and October 30, 1995 (inclusive), his 1995 annual bonus and long-term incentive payouts for 1995 will be calculated on a pro rata basis. If he terminates his employment between October 31, 1995 and December 30, 1995 (inclusive), his 1995 annual bonus and long-term incentive payouts will be calculated as though his service continued throughout 1995.

     If Mr. Toft dies, CT&T is required to pay a death benefit equal to three times his annual salary in effect at the time of death, reduced by the present value of the death benefits payable under CT&T's generally applicable benefit plans (other than death benefits that have been paid for by Mr. Toft himself, or are provided under a split-dollar insurance arrangement with a current death benefit of $283,858 which is maintained by CT&T for Mr. Toft), and to provide dependent benefits and insurance coverages for three years after death. If Mr. Toft is disabled, CT&T is required to pay his salary for three years, and a bonus for each of those years equal to the annual average of his bonuses for the three years preceding his becoming disabled. Employee and dependent health, dental, disability, accident and life insurance coverages would also continue for the three years. His disability benefits under the agreement would, however, be reduced by the amount of any disability benefits available under any CT&T benefit plan, social security or similar program.

     Mr. Toft is prohibited, for a period of two years after the initial or any renewal term of the agreement, from being involved in a business which competes with CT&T and from soliciting customers or employees of CT&T. He is permitted to return to his former employer, Lincoln National Corporation, but is barred for two years from involvement in any title insurance business conducted by Lincoln National. Mr. Toft is also prohibited forever from disclosing confidential information of CT&T.

     The Company is a guarantor of CT&T's obligations under the agreement in the event that there is a change in control of CT&T and CT&T thereafter defaults on its obligations.

     In addition to CT&T's Pension Plan, CT&T's excess pension plan and Mr. Toft's employment agreement, which are described above, Mr. Toft participates in CT&T's Executive Salary Continuation Plan, which is a retirement plan designed to encourage key employees to remain with CT&T until retirement. The plan provides post-retirement monthly income of two percent of final monthly income at retirement multiplied by the number of years of participation in the plan, up to a maximum of 10 percent of final monthly salary. Benefits are actuarially reduced for early retirement between the ages of 55 and 65. No benefits are payable upon retirement prior to age 55, or upon retirement prior to age 65 if the retiree has not completed five years of service. Payments under the plan are payable for life or ten years, whichever is greater. If a participant dies prior to retirement, annual payments of 25 percent of final salary are payable until what would have been the employee's 65th birthday or for ten years, whichever is greater.

     The Company entered into an agreement with Mr. Somerville in August 1994 in connection with his retirement effective as of December 31, 1994. Pursuant to the agreement, Mr. Somerville continued as a Vice President of the Company until December 31, 1994. In addition to his salary and bonus for 1994, the agreement provides that the Company will pay to Mr. Somerville, in part as severance pay and in part for consulting services, $490,000, to be paid in approximately 48 equal bimonthly payments commencing January 1995. The agreement also entitles Mr. Somerville to receive the following benefits: (i) payment of amounts which would have been due in respect of awards previously made to him under the 1983 Plan and the 1993 Plan, at the times and in the manner provided thereunder as if he had remained in the employ of the Company through the relevant payment dates with respect to those awards; (ii) payment of his accrued savings benefits under the Company's Deferred Compensation Plan, together with interest accrued thereon, to be paid in March of the first year after 1996 in which he does not receive a long-term incentive payout; (iii) savings benefits (and interest thereon) to be credited in 1995 and 1996 pursuant to the Deferred Compensation Plan (calculated as if his base annual salary were $245,000), to be paid in March of the first year after 1996 in which he does not receive a long-term incentive payout; (iv) the continuation in 1995 and 1996 of all fringe benefits provided to him in 1994, including the life insurance maintained on his behalf, the payment by the Company of the premiums thereon and the related income and employment taxes on such premiums; (v) payment for any accrued, unused vacation remaining at December 31, 1994; and (vi) until he attains age 65, medical, dental and hospitalization benefits, on the same terms and conditions as such benefits are provided to officers of the Company. See also Note (5) to the Summary Compensation Table.

                           COMPENSATION OF DIRECTORS

     Each director of the Company who is not an officer thereof receives an annual retainer of $22,000, as well as $1,000 for each board meeting attended in person and $500 for each conference telephone meeting attended. Such annual retainer will increase to $26,000 commencing July 1, 1995; provided, however, that if the stockholders of the Company approve the Directors' Equity Compensation Plan, which is being submitted to the stockholders for their consideration at the 1995 Annual Meeting, the increase will be effective May 1, 1995 and fifty percent of such annual retainer will be paid in Common Stock pursuant to such plan. See "Directors' Equity Compensation Plan" below. In addition, the Chairman of the Executive Committee receives an annual fee of $25,000, and each other member thereof who is not an officer of the Company receives an annual fee of $7,500. The Chairman of the Audit Committee receives an annual fee of $4,500, and each other member thereof receives an annual fee of $3,600. The Chairman of the Compensation Committee receives an annual fee of $3,500, and each other member thereof receives an annual fee of $3,000. Each member of the Nominating Committee who is not an officer of the Company receives $1,000 for each meeting attended and $500 for each conference telephone meeting attended.

     Pursuant to the Amended and Restated Directors' Stock Option Plan, each director of the Company who is not an employee of the Company or any of its subsidiaries receives annually, as of the first business day after the conclusion of each Annual Meeting of Stockholders of the Company, an option to purchase 1,000 shares of Common Stock (subject to antidilution adjustments) at a price equal to the fair market value (as defined in the plan) of such shares on the date of grant. On April 25, 1994, each such director received an option to purchase 1,000 shares of Common Stock at a price of $141.75 per share.

     Pursuant to the Non-Employee Directors' Retirement Plan, each person who has served as a non-employee director of the Company after July 1, 1990 is entitled to receive, after his retirement from the Board of Directors, an annual retirement benefit equal to the annual retainer payable to directors of the Company at the time of such retirement. To be entitled to this benefit, the director must have served as such for at least five years, and must have continued so to serve either until the time he is required to retire by the Company's retirement policy for directors or until he has attained age 70. The benefit is paid from the date of the director's retirement from the Board of Directors until the end of a period equal to his length of service thereon or until his death, whichever occurs sooner.

     Each of the non-employee directors of the Company's subsidiaries CT&T and Chicago Title Insurance Company, including Allan P. Kirby, Jr., receives an annual retainer of $15,000 for his services as such, as well as $650 for each board meeting attended. In addition, each member of the Finance and Audit Committees of these boards, including Mr. Kirby, receives $650 for each committee meeting attended. In 1994, Mr. Kirby received a total of $24,750 for services in these capacities.

     Each of the non-employee directors of the Company's subsidiary URC Holdings Corp. and its subsidiaries, including Mr. Woodberry, receives an annual retainer of $18,000 for his services as such, as well as $750 for each board meeting attended or conference telephone meeting attended. In addition, each member of the Compensation Committee of these boards, including Mr. Woodberry, receives $750 for each committee meeting attended. In 1994, Mr. Woodberry received a total of $24,000 for services in these capacities. Each of the non-employee directors of the Company's subsidiary Alleghany Properties, Inc., including Mr. Woodberry, receives an annual retainer of $25,000 for his services as such. Mr. Woodberry did not receive any compensation for such services in 1994. Mr. Woodberry received $21,700 for his services during the period January 1 through October 31, 1994 as a director and a member of the Audit Committee of Sacramento Savings Bank, a wholly owned subsidiary of the Company until its sale to First Interstate Bank of California on October 31, 1994. Mr. Woodberry also provides consulting services to the Company and certain of its subsidiaries and received $273,333 in respect of such services performed in 1994.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of the Board of Directors are William K. Lavin, S. Arnold Zimmerman and Dan R. Carmichael. Messrs. Lavin and Zimmerman served during all of 1994, and Mr. Carmichael was appointed by the Board of

Directors on December 20, 1994. Mr. Carmichael has been President and Chief Executive Officer of The Shelby Insurance Company from January 1987 to February 1993 and since June 1994; the Company owned The Shelby Insurance Company from 1986 through 1991.

     John J. Burns, Jr., the Company's President and chief executive officer, serves on the Compensation Committee of the Board of Directors of Armco Inc. ("Armco"). James F. Will, who is a director of the Company, is President and Chief Executive Officer and a director of Armco.

     As of March 1, 1995, the Company and its subsidiaries owned 5,643,355 shares of Armco common stock, or 5.3 percent of the outstanding common stock of Armco. A portion of such shares was acquired upon the merger in April 1992 of Cyclops Industries, Inc., formerly a wholly owned subsidiary of the Company ("Cyclops"), into a wholly owned subsidiary of Armco. As a condition of the merger, the Company and certain of its affiliates agreed to refrain from acquiring more than 15 percent of the outstanding voting securities of Armco for five years from the date of the merger.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently composed of the three non-employee directors whose names appear at the end of this report.

     An important objective of the Compensation Committee is to ensure that the compensation practices of the Company are competitive and effectively designed to attract, retain and motivate highly-qualified personnel. In performing its functions, the Compensation Committee in recent years has obtained and utilized information and advice furnished by a recognized national compensation consulting firm.

     Compensation paid to the executive officers of the Company for 1992, 1993 and 1994 consisted chiefly of annual compensation in the form of salary and cash bonuses under short-term incentive plans, and compensation paid under long-term incentive plans. Most of the cash bonuses paid under the short-term incentive plans were tied to the financial results of the Company (or in the case of Mr. Toft, who is Chairman, President and Chief Executive Officer of CT&T, the financial results of CT&T). All compensation paid under the long-term incentive plans was tied both to the price of the Common Stock* and to the financial results of the Company (except that in the case of Mr. Toft a substantial part of such compensation was tied solely to the financial results of CT&T). These relationships between the executive officers' compensation, on the one hand, and the financial results of the Company (or CT&T) and the price of the Common Stock, on the other, help to link the interests of the Company's executive officers with the interests of the Company's stockholders.

     The Revenue Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m), which became effective for tax years beginning January 1, 1994, disallows a deduction to the Company for any

---------------

  * The long-term incentive plan payouts in the Summary Compensation Table on page 11 (other than those made to Mr. Toft) reflect appreciation in the market price of the Common Stock (adjusted for stock dividends) from the beginning of the respective award periods through the respective payment dates as follows:

                                        MARKET PRICE
                                        AT BEGINNING        MARKET PRICE
  YEAR OF PAYOUT     AWARD PERIOD     OF AWARD PERIOD      ON PAYMENT DATE
  --------------     ------------     ----------------     ---------------
       1993             1990-93            $82.42              $137.25
       1992             1989-92            $62.72              $116.67
       1992             1988-91            $63.23              $114.61

compensation paid to a "covered employee" in excess of $1 million per year, subject to certain exceptions. In general, "covered employees" include the chief executive officer and the four other most highly compensated executive officers of the Company who are in the employ of the Company at the end of the tax year. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for "performance-based compensation." Those requirements include the establishment of objective performance goals by a committee of the Board of Directors composed solely of two or more outside directors, stockholder approval of the material terms of the performance goals under which the compensation is to be paid prior to payment of such compensation, and certification by the committee that the performance goals have been achieved. While the Committee considers the deductibility of compensation paid to executive officers, it believes its principal objectives are to assure that executive officers are appropriately compensated and incentivized.

     Since final regulations have not yet been adopted under Section 162(m), many uncertainties surround its interpretation and application. The Committee has, however, endeavored, to the extent it deems consistent with its objectives, to cause awards of long-term incentive compensation to so qualify. To that end, the Committee (which is composed of three outside directors) recommended that the 1993 Plan be amended so that certain awards of long-term incentive compensation thereunder will qualify for deductibility under Section 162(m). See "Amendments to the 1993 Long-Term Incentive Plan" below.

     The Committee does not currently intend to structure the annual cash bonuses under the Management Incentive Plan, described below, to comply with
Section 162(m). Such bonuses do not meet the requirement of Section 162(m) that they be payable "solely on account of the attainment of one or more preestablished, objective performance goals," since in most cases such bonuses also have subjective performance goals. In addition, the performance goals under the Management Incentive Plan were not submitted for the approval of the stockholders of the Company, as required by Section 162(m). The Committee believes the annual cash bonuses, as currently structured, best serve the interests of the Company and its stockholders by allowing the Company to recognize an executive officer's contribution as appropriate.

     With respect to other compensation that may be paid to executive officers of the Company in the future, the Committee will consider the requirements of
Section 162(m) and will make determinations based upon the best interests of the Company.

Annual Compensation

     Salary adjustments for executive officers are generally made annually, and are based on salaries for the prior year, executive salary movements nationally, individual performance, length of service and internal comparability considerations. Adjustments in the salaries of Messrs. Burns and Kirby were made in mid-1992, however, to reflect their changed responsibilities when Mr. Burns became chief executive officer of the Company, succeeding Mr. Kirby in that capacity. For 1994, Messrs. Burns and Kirby, at their request, received no increase in salary from 1993 levels, which also reflected no increase from 1992 year-end levels.

     Mr. Toft has an employment agreement with CT&T and the Company, which entitles him to receive a salary at an annual rate of at least $377,500, to participate in all CT&T incentive and benefit plans, and to enjoy specified fringe benefits. Adjustments to Mr. Toft's salary in excess of the minimum are made based upon the same factors considered in respect of adjustments to the salaries of the Company's other executive officers.

     Annual cash bonuses are paid to executive officers under the Company's Management Incentive Plan or, with respect to Mr. Toft, the Presidents' Plan of CT&T. Both plans are designed to reward officers for the achievement of specified corporate and/or individual objectives. Bonus opportunities under these short-term incentive plans are generally adjusted from year to year in proportion to changes in salaries, except as noted below. Maximum annual bonus opportunities for 1994, measured as a percentage of the salaries simultaneously established for that year, ranged from 90 percent in the case of Mr. Toft, 67 percent in the case of Mr. Burns and 61 percent in the case of Mr. Kirby to 25 percent in the case of the most junior executive officer. The percentages for Messrs. Burns and Kirby represent increases from 55 percent of salary and 49 percent of salary in 1993. The increased bonus opportunities in 1994 reflect the Committee's desire to tie a greater proportion of the total annual compensation of the President and Chairman to the financial results of the Company. Despite the increases for Messrs. Burns and Kirby, and except in the case of Mr. Toft, bonus opportunities for executive officers of the Company as a percentage of salaries are believed to be modest relative to prevailing practices in a broad cross-section of American industry and reflect the Company's policy of emphasizing long-term corporate performance and, hence, long-term incentive compensation.

     For 1994, the portion of the cash bonus opportunities which depends on corporate objectives ranged from 100 percent of Mr. Kirby's bonus opportunity to 50 percent of the cash bonus opportunity of the most junior executive officer of the Company. The corporate objective under the Management Incentive Plan was the achievement by the Company of a specified level of net earnings per share, which was based on the planned net earnings per share for the year as approved by the Board of Directors and included in the Alleghany Strategic Plan 1994-1998. Target amounts were to be earned if plan net earnings per share were achieved, and maximum amounts were to be earned at 110 percent of plan. Net earnings per share were required to exceed 80 percent of plan for any amounts to be earned. The Company's net earnings per share exceeded 110 percent of Plan for 1994; therefore, the maximum amounts were earned on that portion of the cash bonus opportunities that was dependent on corporate objectives.

     The corporate objective applicable to Mr. Toft under the Presidents' Plan of CT&T for 1994 was the achievement by CT&T of a specified after-tax operating income, which was based on planned after-tax operating income for the year as contained in CT&T's Financial Plan in effect at 1993 year-end. The target amount was to be earned if plan after-tax operating income was achieved, the threshold amount was to be earned at target income minus $5,000,000, and the maximum amount was to be earned at target income plus $5,000,000. No amount was to be earned if after-tax operating income was less than the threshold amount. CT&T's after-tax operating income equalled approximately 99 percent of the target income; therefore, an interpolated amount equal to approximately 99 percent of the target amount was earned on that portion of Mr. Toft's cash bonus opportunity that was dependent on corporate objectives.

     The remainder of the cash bonus opportunities of the executive officers of the Company under the short-term incentive plans for 1994 was based on achievement of individual objectives. Individual objectives for the executive officers of the Company (other than Mr. Burns) were determined, and the performance of such officers was assessed, by the chief executive officer upon authority delegated by the Board of Directors, subject, in Mr. Toft's case, to the approval of the CT&T Board of Directors. Individual objectives for Mr. Burns were determined, and his performance was assessed, by the Board of Directors upon the recommendation of the Compensation Committee, which received the recommendation of the Chairman of the Board with respect thereto.

     Eighty percent of Mr. Burns's opportunity was based on the corporate objective of net earnings per share, as discussed above. The remaining 20 percent was based on his achievements with respect to his individual objectives, including the consummation of a significant investment in an operating company and the development of several alternative plans for the strategic recapitalization of the Company.

Long-Term Incentive Plans

     In addition to annual compensation, the Company provides to its executive officers long-term incentives under the 1993 Plan.* This plan provides for long-term incentives based upon objective, quantifiable measures of the Company's performance over a period of time. Most of the awards to the Company's executive officers under the 1993 Plan and the 1983 Plan have been made in the form of performance shares, which entitle the holder thereof to payouts in cash and/or Common Stock (in such proportion as is determined by the Compensation Committee) up to a maximum amount equal to the value of one share of Common Stock on the payout date for each performance share awarded. Payouts have been generally made one-half in cash and one-half in Common Stock. Except for performance shares awarded to Mr. Toft, maximum payouts with respect to currently outstanding performance shares will be made only if average annual compound growth in the Company's Earnings Per Share (as defined pursuant to the 1993 Plan and the 1983 Plan) equals or exceeds 12 percent as measured from a specified base in the four-year award period commencing with the year following that in which the performance shares were awarded, and no payouts will be made if such growth is 8 percent or less; payouts for growth between 8 percent and 12 percent will be determined by interpolation. The Board of Directors and its Compensation Committee have provided for antidilution adjustments with respect to performance shares. The specified base Earnings Per Share is determined by reference to the projected earnings per share for the year in which the performance shares were awarded, as adjusted to eliminate certain non-recurring items. Subject to certain limitations, the Compensation Committee may provide for adjustments in the cash and/or Common Stock to be paid with respect to performance share awards in order to adjust for the effect upon Earnings Per Share of transactions of an extraordinary, unusual or non-recurring nature, capital gains, or any purchase, pooling of interests, disposal or discontinuance of any operations, change in accounting rules or practices, retroactive restatement of earnings, or the like. The Board of Directors has adopted amendments to the 1993 Plan so that certain awards of long-term incentive compensation thereunder will qualify for deductibility under Section 162(m), and such amendments are being submitted to the stockholders of the Company for their consideration at the 1995 Annual Meeting. See "Amendments to the 1993 Long-Term Incentive Plan" below.

---------------

* The 1993 Plan replaced the 1983 Plan, which was substantially similar to the 1993 Plan. The right to make awards of incentive compensation under the 1983 Plan terminated on December 31, 1992.

     In December 1993, the Compensation Committee accelerated the payout of the performance shares for the 1990-93 award period from early 1994 to December 1993 in view of the enactment of the Revenue Reconciliation Act of 1993 which removed a cap, formerly at $135,000, on earnings received after December 31, 1993 that would be subject to the Medicare hospital insurance payroll tax payable by the Company and its employees. Maximum payouts were made in respect of such performance shares, including those held by Mr. Burns, based upon a planned growth in Earnings Per Share in the 1990-93 award period of more than 12 percent. (Each of the executive officers of the Company who received such payouts entered into an agreement with the Company providing for the repayment of any amount in excess of the amount to which he was entitled upon completion of the Company's audited financial statements.) The payout of the performance shares for the 1991-94 award period was not accelerated and will be made in the normal course in early 1995. Accordingly, no payouts of long-term incentive compensation were made in 1994 other than to Mr. Toft under the Presidents' Plan of CT&T, as explained below.

     In determining the number of performance shares awarded each year, the Compensation Committee has sought to achieve reasonable continuity. Except for Messrs. Hart and Toft, the number of performance shares awarded to an executive officer in 1994 for the 1995-98 award period was determined by adjusting the prior year's award for changes in his salary from 1994 to 1995 and the price of the Common Stock from late 1993 to late 1994. Consequently, the performance share awards made in 1994 (as measured by the market value of the Common Stock at the time of the grant) to executive officers other than Messrs. Hart and Toft bore the same general relationship to such officers' salaries in 1995 as the performance share awards made in 1993 bore to such officers' salaries in 1994. Mr. Hart's awards in 1994 were granted on a basis consistent with awards granted in past years to Mr. Cuming for the award periods 1994-97, 1993-96, 1992-95 and 1991-94. Mr. Toft was granted performance shares in 1994 in order to conform his long-term incentive with his evolving role at the Company, in contrast to previous years in which he was awarded performance units, the value of which depended primarily upon the financial results of CT&T.

     Maximum payouts on performance shares awarded for the 1995-98 award period (assuming that the market price of the Common Stock on the payment date is the same as on the date of the award), expressed as a percentage of the salaries simultaneously established for 1995, would range from 144 percent in the case of Mr. Burns to 126 percent in the case of the most junior executive officer. In the case of the Company's most senior executive officers, these long-term incentive compensation opportunities are believed to be close to the prevailing practices in a broad cross-section of American industry; in the case of the Company's more junior executive officers, such opportunities are believed to be somewhat more generous than such prevailing practices. The awards reflect the Company's policy of emphasizing long-term corporate performance and long-term incentive compensation opportunities over short-term results and short-term incentive compensation opportunities.

     In December 1994, the Compensation Committee made special tax paid grants under the 1993 Plan to Messrs. Burns, Cuming and Hart of 2,500 shares of Common Stock, 500 shares of Common Stock and 500 shares of Common Stock, respectively (which grants are reflected in the columns labelled "Bonus" and "Other Annual Compensation" in the Summary Compensation Table on page 11). These awards were made in recognition of the completion of the sale of the Company's wholly owned subsidiary Sacramento Savings Bank to First Interstate Bank of California on October 31, 1994. Mr. Burns's award was also in recognition of other special accomplishments during 1994.

     Mr. Toft participates in various long-term incentive plans offered by CT&T. Like the 1993 Plan, the CT&T plans provide for long-term incentives based upon objective, quantifiable measures of corporate performance over a period of time, but they utilize measures of CT&T's performance rather than measures of the Company's performance.

     As more fully explained in Note (3) to the Summary Compensation Table, payouts under the CT&T 1989 Plan were based upon CT&T's cumulative operating income over a three-year period (as adjusted by a multiplier based on CT&T's return on equity and by a second multiplier based on dividends actually or constructively paid by CT&T). The committee administering the CT&T 1989 Plan has discretion to change the provisions relating to awards made thereunder in order to adjust for the effect upon the final value of such awards of transactions of an extraordinary, unusual or non-recurring nature.

     In December 1993, with the approval of the Board of Directors upon the recommendation of the Compensation Committee, and with the approval of the CT&T Board of Directors, CT&T accelerated the payout of the performance units awarded to Mr. Toft under the CT&T 1989 Plan for the 1991-93 award period, in view of the enactment of the Revenue Reconciliation Act of 1993 described above. (Such payouts were based on planned financial results of CT&T for 1993; Mr. Toft entered into an agreement with CT&T providing for the repayment of any amount in excess of the amount to which he was entitled upon completion of CT&T's audited financial statements.) The payout of the performance units granted under the successor to the CT&T 1989 Plan for the 1992-94 award period was not accelerated and will be made in the normal course in early 1995. Accordingly, no payout of long-term incentive compensation was made to Mr. Toft in 1994 other than under the Presidents' Plan of CT&T, as explained below.

     In 1992 and 1993, Mr. Toft was granted long-term compensation awards under the 1983 Plan and the 1993 Plan but, because he was President and Chief Executive Officer of CT&T and Chief Executive Officer of Chicago Title Insurance Company, his payouts with respect thereto were based upon the same performance criteria that would have applied if such awards had been made under CT&T's Executive Performance Unit Plan of 1992.

     In 1994, Mr. Toft was awarded performance shares under the 1993 Plan for the 1995-98 award period. Also in that year, Mr. Toft became Chairman of CT&T and relinquished the position of Chief Executive Officer of Chicago Title Insurance Company. In recognition of Mr. Toft's evolving role at CT&T and the Company, one-half of his payout with respect thereto is based upon the level of CT&T's total net income for the award period 1995-98, and one-half of his payout is based upon the criteria applied to awards granted to the other executive officers of the Company. The formula is more fully explained in Note (1) to the table relating to long-term incentive plans.

     The maximum payout on performance shares awarded to Mr. Toft for the 1995-98 period (assuming that the market price of the Common Stock on the payment date is the same as on the date of the award, and based upon planned levels of total net income for 1995-98 as set forth in CT&T's Financial Plan in effect at 1994 year-end), would be 104 percent of his 1994 salary.

     Pursuant to the Presidents' Plan of CT&T, a portion of the cash bonus payable thereunder is deferred for three years and is subject to title insurance claims experience during such three-year period, in an effort to encourage better underwriting and claims control at CT&T. This formula is explained in Note (2) to the table relating to long-term incentive plans.

     The Company also provides to its executive officers other benefits, such as retirement income, death benefits and savings credits, including those described elsewhere in this proxy statement. The amounts of these benefits generally are tied directly to salaries, as variously defined in the relevant plans. Such additional benefits are believed to be typical of the benefits provided by other public companies to their executives.

                                              William K. Lavin
                                              S. Arnold Zimmerman
                                              Dan R. Carmichael

                                              Compensation Committee
                                              of the Board of Directors

                               PERFORMANCE GRAPH

     The following is a graph which compares for the years 1990-94 the cumulative total stockholder return on the Common Stock, the cumulative total return on the Standard & Poor's 500 Stock Index (the "S&P 500") and the cumulative total return on the common stock of a group of "peer" issuers.

     The Company is a moderately diversified business enterprise with the majority of its revenues currently generated by its title insurance and reinsurance operations and most of the remainder from its industrial minerals and steel fastener operations. Except for the steel fastener operations, all of these businesses were acquired within the last ten years and are conducted through subsidiaries.

     The group of "peer" issuers includes publicly held, diversified financial services companies which were selected for their similarities to the Company in terms of lines of business, recent history of acquisitions and dispositions, holding company structure and/or concentration of ownership; nevertheless, the Company believes that the "peer" issuers are significantly different from each other and from the Company due to the individual characteristics of their businesses. In addition to the Company, the group of "peer" issuers consists of the following: American Express Company, Loews Corporation, Old Republic International Corp., Transamerica Corporation, Kemper Corporation, Lincoln National Corporation, ITT Corporation and American Premier Underwriters Inc. (formerly, Penn Central Corporation).

      Measurement Period
    (Fiscal Year Covered)          Alleghany        S&P 500       Peer Group
1989                                100.00          100.00          100.00
1990                                 94.89           96.90           95.10
1991                                126.21          126.43           81.37
1992                                155.12          136.06          113.68
1993                                169.76          149.80          159.54
1994                                183.41          151.78          181.79

     The foregoing performance graph is based on the following assumptions: (i) cash dividends are reinvested at the end of the month in which such dividends are received and the Company's annual two-percent stock dividends are included in the cumulative total stockholder return on the Common Stock; and (ii) total returns on the common stock of "peer" issuers are weighted by stock market capitalization at the beginning of each year.

                    2.  DIRECTORS' EQUITY COMPENSATION PLAN

     The Board of Directors believes it to be in the best interests of the Company and its stockholders to encourage increased share ownership by directors who are not employees of the Company or any of its subsidiaries, in order to promote long-term stockholder value through continuing ownership of shares of the Company's Common Stock. To provide for such increased share ownership, the Board of Directors adopted the Alleghany Corporation Directors' Equity Compensation Plan (the "Equity Plan") in January 1995. The Equity Plan is intended to supplement the stock ownership opportunities offered by the existing Amended and Restated Directors' Stock Option Plan and its predecessor, which were approved by the stockholders of the Company at the 1994 and 1988 Annual Meetings, respectively.

     The Equity Plan provides that, commencing in May 1995 and annually thereafter, each director of the Company who is not an employee thereof or of any of its subsidiaries shall receive his retainer for the following year's service as a director, exclusive of any per meeting fees, committee fees or expense reimbursements, fifty percent in shares of the Company's Common Stock and fifty percent in cash. There are currently seven directors of the Company who are not employees thereof or of any of its subsidiaries. The Equity Plan provides that it shall be submitted to the stockholders of the Company for their approval.

     The Equity Plan is administered by the Board of Directors. The Board of Directors shall, subject to the provisions of the Equity Plan, issue shares of Common Stock under the Equity Plan in payment of fifty percent of the annual retainer of directors who are not employees of the Company or its subsidiaries, and has authority, within the limits of the Equity Plan, to prescribe the form of agreement embodying payments in shares of the Company's Common Stock, to construe the Equity Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Equity Plan as it may deem desirable.

     A maximum of 10,000 shares of Common Stock may be issued under the Equity Plan, subject to antidilution and other adjustments in certain events specified in the Equity Plan.

Such shares of Common Stock may be either authorized but unissued shares or shares held by the Company as treasury shares.

     The Equity Plan provides that the total number of shares of Common Stock payable to an eligible director is determined by dividing one-half of the director's annual retainer by the market value of such shares, which is defined as the average of the high and low sales prices of a share of the Company's Common Stock as reported on the New York Stock Exchange Composite Transactions Tape for all trading days during the April immediately preceding such payment. No fractional shares will be issued by the Company; an amount in lieu thereof shall be paid in cash. A director who does not serve as such for the full year for which such Common Stock was paid will repay a pro-rata portion of his annual retainer.

     The Board of Directors may amend or terminate the Equity Plan at any time, provided, however, that no such action shall materially and adversely affect any right of any participant with respect to any annual retainer theretofore paid under the Equity Plan without his written consent, and provided further, that no amendment shall become effective, without the further approval of the stockholders, if stockholder approval is required to enable the Equity Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable. In addition, in order to comply with rules and regulations promulgated by the Securities and Exchange Commission, the Equity Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules under either of such laws. No shares may be issued under the Equity Plan after December 31, 2005.

     The following table sets forth the aggregate amounts of cash and Common Stock which would have been received by the seven directors who are not employees of the Company or any of its subsidiaries, had the Equity Plan been in effect during 1994.

                               NEW PLAN BENEFITS

                      DIRECTORS' EQUITY COMPENSATION PLAN

                                                      DOLLAR            NUMBER OF SHARES
                NAME AND POSITION                     VALUE($)          OF COMMON STOCK
--------------------------------------------------    --------          ----------------
John J. Burns, Jr.................................          --                  --
  President and chief
     executive officer (1)
F.M. Kirby........................................          --                  --
  Chairman of the Board (1)
David B. Cuming...................................          --                  --
  Senior Vice President (1)
Richard P. Toft...................................          --                  --
  Senior Vice President;
     President, Chief Executive
     Officer and Chairman
     of CT&T (1)
Robert M. Hart....................................          --                  --
  Senior Vice President,
     General Counsel and
     Secretary (1)
Theodore E. Somerville (1)........................          --                  --
Executive Officers as a
  group (1).......................................          --                  --
Non-executive officer directors
  as a group (seven
  directors)......................................      $70,685(2)              --
                                                        $69,315(3)             490(3)
Non-executive officer employees
  as a group (1)..................................         --                   --

---------------
(1) Such persons or groups are not entitled to participate in the Equity Plan, but are included in the table pursuant to Securities and Exchange Commission rules.

(2) Amount represents one-half of the aggregate annual retainer which would have been paid in cash to the seven directors who are not employees of the Company or any of its subsidiaries if the Equity Plan had been in effect during 1994 ($70,000), plus an amount equal to cash in lieu of fractional shares ($685). Effective July 1, 1994, the annual retainer paid to directors of the Company who are not employees thereof or of any of its subsidiaries, was increased from $18,000 to $22,000; amounts shown in the New Plan Benefits table are based on an annual retainer equal to the average of such amounts ($20,000) for 1994. Such annual retainer will increase to $26,000 commencing May 1, 1995 if the stockholders of the Company approve the Equity Plan at the 1995 Annual Meeting, or July 1, 1995 if such approval is not obtained.

(3) The number of shares of Common Stock was based upon the market value of the Common Stock for April 1994, determined pursuant to the Equity Plan ($141.46). The cash amount represents the aggregate market value of such number of shares of Common Stock.

     A copy of the Equity Plan is set forth in full as Exhibit A to this proxy statement. The foregoing description is a summary of some, but not all, of the essential provisions of the Equity Plan, and is qualified by reference to the full text of the Equity Plan.

Stockholder Approval of the Equity Plan

     An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 1995 Annual Meeting is required to approve the Equity Plan. Shares which are voted against the approval of the Equity Plan, shares the holders of which abstain from voting for the approval of the Equity Plan, and shares held by brokers or nominees as to which (i) such brokers or nominees do not have discretionary authority to vote on this matter and (ii) instructions have not been received from the beneficial owners of such shares ("broker non-votes") will not be counted in the total number of shares voted for the approval of the Equity Plan. Abstentions and broker non-votes will be counted as present at the meeting for quorum purposes.

     Management recommends a vote "FOR" the approval of the Equity Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify a contrary vote.

              3.  AMENDMENTS TO THE 1993 LONG-TERM INCENTIVE PLAN

     The 1993 Plan was approved by the stockholders of the Company at their Annual Meeting on April 23, 1993. The purpose of the 1993 Plan is to provide long-term incentives to employees who are responsible for the continued success and growth of the Company and its subsidiaries, and to assist the Company in attracting and retaining executives of experience and ability on a basis competitive with industry practices. The 1993 Plan permits the Company to provide incentive compensation of the types commonly known as restricted stock, stock options, stock appreciation rights, performance shares, performance units and phantom stock, as well as other types of incentive compensation. No awards may be granted under the 1993 Plan after December 31, 2002.

     The Board of Directors has adopted amendments to the 1993 Plan effective as to awards granted on or after January 1, 1994 and awards with performance periods which began in 1994, and is submitting such amendments for approval of the stockholders of the Company. In accordance with regulations of the Securities and Exchange Commission, the following information about the proposed amendments also includes a full description of the 1993 Plan, as amended. However, that description is a summary of some, but not all, of the essential provisions of the 1993 Plan, as amended, and is qualified by reference to the full text of the 1993 Plan, as amended. A copy of the 1993 Plan, as amended, is set forth in full as Exhibit B to this proxy statement; the proposed amendments are marked by underlining.

Reason for Proposed Amendments

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a deduction to the Company for compensation paid in any year in excess of $1 million to the Company's chief executive officer and the four other most highly compensated executive officers who are in the employ of the Company at the end of the year. This deduction limit does not apply to compensation that meets the specified requirements for "performance-based compensation." Those requirements include the establishment of objective performance goals as a condition to the payment of that compensation by a committee of the Board of Directors composed solely of two or more outside directors, stockholder approval of the material terms of the performance goals under which the compensation is to be paid prior to payment of such compensation, and certification by the committee that the performance goals have been achieved.

     The reason for these amendments to the 1993 Plan is to permit the deduction by the Company of the income realized by certain officers in respect of awards of long-term incentive compensation under the 1993 Plan as "performance-based compensation" under Section 162(m). These amendments do not increase the amount of compensation that may be paid under the 1993 Plan for officers of the Company, and the qualification of such income as "performance-based compensation" does not affect the taxation of the income realized by any officer.

Description of Proposed Amendments

     The amendments to the 1993 Plan provide that the Compensation Committee may grant an award to any participant that is intended to qualify as "performance-based compensation" under Section 162(m) (a "Qualifying Award"). However, the Compensation Committee has the discretion to grant awards under the 1993 Plan which are not Qualifying Awards.

     Awards granted by the Compensation Committee which are intended to be Qualifying Awards must be granted conditional upon the achievement of one or more of the performance goals established by the Compensation Committee in writing at the time the award is granted. These performance goals may vary from participant to participant and award to award, and may be based upon the attainment of specific amounts of, or increases in, one or more of the following: revenues, operating income, cash flow, income before income taxes, net income, earnings per share, net worth, stockholders' equity, return on equity or assets or total return to stockholders, whether applicable to the Company or any relevant subsidiary or business unit or entity in which the Company has a significant investment, or any combination thereof as the Compensation Committee may deem appropriate. The Compensation Committee can also condition payment of any Qualifying Award upon the attainment of other conditions, such as the completion of a specified period of service with the Company, and can reduce the amount payable pursuant to such a Qualifying Award even if the specified performance goal is attained. Prior to the payment of any Qualifying Award, the Compensation Committee must certify in writing that the performance goals were satisfied.

     The amendments further provide that the maximum number of shares of Common Stock with respect to which Qualifying Awards may be granted to any participant in any calendar year shall be 15,000 shares of Common Stock (subject to antidilution and other adjustments). Finally, the amendments restrict the Compensation Committee's discretionary authority to make various adjustments in any Qualifying Award if such adjustment would adversely affect its status as a Qualifying Award.

Description of the 1993 Plan, as Amended

     The 1993 Plan is administered by the Compensation Committee. No member of the Compensation Committee, during the one-year period prior to such membership or during such membership, shall be granted or awarded equity securities pursuant to the 1993 Plan or any other plan of the Company or any of its affiliates, except as permitted by Securities and Exchange Commission rules. The Compensation Committee has authority to determine, within the limits of the 1993 Plan, the individuals to whom awards will be granted, and the type and size of such awards, including any objectives or conditions for earning payment pursuant to such awards.

     The Compensation Committee may select participants in the 1993 Plan from among the employees of the Company and its subsidiaries. The term "employee," as used in the

1993 Plan, means any person (including any officer or director) employed by the Company or a subsidiary on a salaried basis, and the term "subsidiary," as used in the 1993 Plan, means any corporation a majority of whose outstanding voting securities is beneficially owned, directly or indirectly, by the Company. The Company and its subsidiaries currently have approximately 9,115 employees.

     Awards under the 1993 Plan may include, but need not be limited to, cash and/or shares of the Company's Common Stock, rights to receive cash and/or Common Stock and options to purchase shares of Common Stock, including options intended to qualify as incentive stock options under section 422 of the Code, and options not intended so to qualify. The Compensation Committee may also make any other type of award deemed by it to be consistent with the purposes of the 1993 Plan.

     A maximum of 300,000 shares of Common Stock may be paid to participants under the 1993 Plan and/or purchased pursuant to stock options granted under the 1993 Plan, subject to antidilution and other adjustments in certain events specified in the 1993 Plan. Such shares of Common Stock may be either authorized but unissued shares or shares held by the Company as treasury shares.

     The 1993 Plan provides that no stock option granted under the 1993 Plan shall be exercisable more than twelve years after its grant and the price at which shares of Common Stock may be purchased under any such stock option shall not be less than 100 percent of its "fair market value," as defined in the 1993 Plan, on the date of grant. "Fair market value" is defined in the 1993 Plan generally as the mean of the high and low sales prices of the Common Stock on the relevant date as reported on the stock exchange or market on which the Common Stock is primarily traded, or, if no sale is made on such date, then fair market value is the weighted average of the mean of the high and low sales prices of the Common Stock on the next preceding day and the next succeeding day on which such sales were made as reported on the stock exchange or market on which the Common Stock is primarily traded. Upon exercise of a stock option, the option price is required to be paid in cash, or, at the discretion of the Compensation Committee, in shares of Common Stock valued at the fair market value thereof on the date of payment, or in a combination of cash and shares of Common Stock.

     The 1993 Plan authorizes the Compensation Committee, in the event of any tender offer or exchange offer (other than an offer by the Company) for shares of Common Stock, to take such action as it may deem appropriate to enable recipients of outstanding awards to avail themselves of the benefits of such offer, including acceleration of payment or exercise dates and purchase of outstanding stock options.

     The Board of Directors, without the consent of any participant, may amend or terminate the 1993 Plan at any time, provided, however, that no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the 1993 Plan, and provided further, that no such amendment, without approval of the holders of a majority of the shares of Common Stock voted thereon in person or by proxy, shall increase the number of shares of Common Stock subject to the 1993 Plan, extend the period during which awards may be granted, increase the maximum term for which stock options may be issued under the 1993 Plan, decrease the minimum price at which stock options may be issued under the 1993 Plan, or materially modify the requirements for eligibility to participate in the 1993 Plan.

     The per share fair market value (as defined in the 1993 Plan) of the Company's Common Stock on March 1, 1995 was $156.75 and the aggregate market value on such date of the 300,000 shares of Common Stock subject to the 1993 Plan was $47,025,000. There is no limit specified in the 1993 Plan on the amount of cash which may be paid pursuant to awards granted under the 1993 Plan.

     The Company's Deferred Compensation Plan, which provides for unfunded deferred compensation arrangements for directors and officers of the Company, permits deferrals of all or a portion of any payments under the 1993 Plan or any successor long-term incentive plan.

Federal Income Tax Consequences

     The grant and payment of awards of stock options under the 1993 Plan have varying tax consequences to the Company and varying tax consequences to the participant, depending upon the nature of the award and certain other considerations.

     A participant who is granted a non-qualified stock option will not realize any income on the grant of the option. However, a participant will realize ordinary income on the exercise of the option, in an amount equal to the excess of the fair market value (at the time of exercise) of the shares of Common Stock acquired over the option price. Any difference between such fair market value and the price at which the Common Stock may be subsequently sold will be treated as capital gain or loss, short-term or long-term, depending on the holding period for the stock acquired upon the exercise of the option. Subject to the deduction limit of Section 162(m) of the Code, the Company will be entitled to deduct as compensation the amount realized by the recipient as ordinary income.

     Special rules apply to awards of incentive stock options. A participant who is granted an incentive stock option will not realize income upon the grant or exercise of such option, provided that the optionee was an employee of the Company or a subsidiary of the Company for the entire period from the date of grant until three months before the date of exercise. If the optionee does not dispose of the Common Stock acquired upon exercise of an incentive stock option for at least two years after grant and at least one year after the Common Stock is transferred to him, all gain subsequently realized upon the disposition of the shares of Common Stock will be treated as long-term capital gain, and any loss will be treated as long-term capital loss. If these holding periods are met, the Company will not be allowed any deduction with respect to the exercise of the incentive stock option.

     The exercise of an incentive stock option may result in the imposition of an alternative minimum tax. In lieu of the regular income tax, the alternative minimum tax may be imposed in any taxable year on a taxpayer's alternative minimum taxable income ("AMTI"), a specially calculated income tax base. Generally, the difference between the option price and the fair market value of the shares of Common Stock acquired upon exercise of an incentive stock option on the date of exercise will be included in computing an optionee's AMTI in the year of exercise. However, for purposes of determining AMTI in any later year (but not the regular income tax liability), the basis of the shares of Common Stock received will be increased by the amount included in the optionee's AMTI in the year of exercise.

     If the optionee disposes of the Common Stock acquired on the exercise of an incentive stock option within two years from the date of grant or within one year from the date of exercise, he will realize ordinary income in the amount of the lesser of (i) the fair market value of the Common Stock on the date of exercise less the option price, or (ii) the gain realized, provided the stock was disposed of by sale or exchange. Any amount realized in excess of the fair market value of the Common Stock on the date of exercise will be taxable as long-term or short-term capital gain, depending on the period during which the optionee has held the Common Stock. In such event, the Company will be allowed a deduction, subject to the limit of Section 162(m) of the Code, equal to the amount of ordinary income taxable to the optionee.

     All or some part of the income realized upon the exercise of any incentive stock option or non-qualified stock option that becomes exercisable upon a change in control may constitute an "excess parachute payment" as described in
Section 280G of the Code. In that event the income realized could be subject to a non-deductible 20 percent excise tax (in addition to regular income tax) and may not be deductible by the Company. Furthermore, to the extent that the aggregate fair market value of the Common Stock which can be acquired upon the exercise of incentive stock options upon a change in control, when added to the aggregate fair market value of the Common Stock which could be acquired upon the exercise of incentive stock options and which first became exercisable in the calendar year, exceeds $100,000, the excess options will not be treated as incentive stock options.

     A special rule determines the amount of income and the date such income is realized by a participant subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"), who receives Common Stock upon the exercise of a stock option within six months of the date of grant of the option. Such rule provides that the recipient will, unless he elects otherwise within 30 days of the date of exercise or transfer, realize ordinary income at the time of the expiration of the six-month period from the date of grant or transfer based upon the fair market value at that time.

New Plan Benefits

     The following table sets forth the dollar value and number of performance shares awarded in 1994 to participants in the 1993 Plan.

                               NEW PLAN BENEFITS

                   1993 LONG-TERM INCENTIVE PLAN, AS AMENDED

                                                    DOLLAR VALUE
                  NAME AND POSITION                    ($)(1)        NUMBER OF UNITS
    ----------------------------------------------  ------------     ---------------
    John J. Burns, Jr.............................   $   719,887           4,916
      President and chief
         executive officer
    F.M. Kirby....................................            --              --
      Chairman of the Board
    David B. Cuming...............................   $   346,032           2,363
      Senior Vice President
    Richard P. Toft...............................   $   439,313           3,000
      Senior Vice President; President,
         Chief Executive Officer
         and Chairman of CT&T
    Robert M. Hart................................   $   346,032           2,363
      Senior Vice President, General                 $   331,772           2,296
         Counsel and Secretary                       $   372,521           2,578
                                                     $   421,362           2,916
                                                     $   378,301           2,618

                                                    DOLLAR VALUE
                  NAME AND POSITION                    ($)(1)        NUMBER OF UNITS
    ----------------------------------------------  ------------     ---------------
    Theodore E. Somerville........................            --              --
    Executive Officers as a group (2).............   $ 3,530,353          24,262
    Non-executive officer directors
      as a group..................................            --              --
    Non-executive officer employees                  $ 2,389,308          16,535
      as a group (3)..............................

---------------
(1) Amounts represent the maximum estimated future payouts with respect to performance shares awarded in 1994; such amounts in respect of Messrs. Burns, Cuming, Toft and Hart are more fully described in Notes (1) and (3) to the table relating to long-term incentive plans.

(2) In addition to amounts set forth in the table above for Messrs. Burns, Cuming, Toft and Hart, these amounts include 1,212 performance shares awarded to an executive officer of the Company not named in the Summary Compensation table and the maximum estimated future payout (determined on a basis consistent with performance shares awarded in 1994 to Messrs. Burns and Cuming) with respect to such performance shares.

(3) Amounts include (i) 3,021 performance shares awarded to three non-executive officers of the Company and the maximum estimated future payout (determined on a basis consistent with performance shares awarded in 1994 to Messrs. Burns and Cuming) with respect to such performance shares, and (ii) 13,514 performance shares awarded to an officer of a subsidiary of the Company and the maximum estimated future payout (determined pursuant to a formula which takes into account the level of total net income of such subsidiary over the five-year award period commencing in 1995) with respect to such shares.

Stockholder Approval of Amendments to the 1993 Plan

     An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 1995 Annual Meeting is required to approve the amendments to the 1993 Plan. Shares which are voted against the approval of such amendments, shares the holders of which abstain from voting for the approval of such amendments, and shares held by brokers or nominees as to which (i) such brokers or nominees do not have discretionary authority to vote on this matter and (ii) instructions have not been received from the beneficial owners of such shares

("broker non-votes") will not be counted in the total number of shares voted for the approval of such amendments. Abstentions and broker non-votes will be counted as present at the meeting for quorum purposes.

     Performance shares issued to executive officers in 1993 and 1994 for award periods commencing January 1, 1994 and 1995, respectively, were conditioned upon stockholder approval to qualify such awards as "performance-based compensation" for purposes of Section 162(m). In the event that the proposed amendments are not approved by the stockholders of the Company, the 1993 Plan will remain in effect as originally approved in 1993 and the Compensation Committee will consider what action is advisable in respect of such outstanding awards in order to compensate executive officers in lieu of the performance shares issued to them in 1993 and 1994.

     Management recommends a vote "FOR" the approval of the amendments to the 1993 Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify a contrary vote.

             4.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP, independent certified public accountants, as independent auditors for the Company for the year 1995. A resolution will be submitted to stockholders at the meeting for ratification of such selection. Although ratification by stockholders is not a prerequisite to the ability of the Board of Directors to select KPMG Peat Marwick LLP as the Company's independent auditors, the Company believes such ratification to be desirable. If the stockholders do not ratify the selection of KPMG Peat Marwick LLP, the selection of independent auditors will be reconsidered by the Board of Directors; however, the Board of Directors may select KPMG Peat Marwick LLP notwithstanding the failure of the stockholders to ratify its selection.

     The Board of Directors recommends a vote "FOR" this resolution. Proxies solicited by the Board of Directors will be so voted unless stockholders specify a contrary vote. The resolution may be adopted by a majority of the votes cast with respect thereto.

     KPMG Peat Marwick LLP were Old Alleghany's auditors since 1947 and the Company's auditors since its incorporation in November 1984.

     It is expected that a representative of KPMG Peat Marwick LLP will be present at the meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

             5.  ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     As of the date of this statement, the Board of Directors knows of no business that will be presented for consideration at the meeting other than that referred to above. As to other business, if any, that may come before the meeting, proxies in the enclosed form will be voted in accordance with the judgment of the person or persons voting the proxies.

                   6.  STOCKHOLDER NOMINATIONS AND PROPOSALS

     The Nominating Committee of the Board of Directors will receive at any time and will consider from time to time suggestions from stockholders as to persons to be nominated by the Board of Directors for election thereto by the stockholders or to be chosen by the Board of Directors to fill newly created directorships or vacancies on the Board of Directors.

     The Company's by-laws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a director (other than a person nominated by or at the direction of the Board of Directors), as well as the submission of a proposal (other than a proposal submitted by or at the direction of the Board of Directors), at a meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder, and the nominee or the proposal, as the case may be, and must be furnished to the Company generally not less than 30 days prior to the meeting. A copy of the applicable by-law provisions may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

     In accordance with the rules of the Securities and Exchange Commission, any proposal of a stockholder intended to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the Secretary of the Company by November 28, 1995 in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 1996 Annual Meeting, scheduled for Friday, April 26, 1996.

                           7.  ADDITIONAL INFORMATION

     At any time prior to their being voted, the enclosed proxies are revocable by written notice to the Secretary of the Company or by appearance at the meeting and voting in person. A quorom comprising the holders of a majority of the outstanding shares of Common Stock on the record date must be present in person or represented by proxy for the transaction of business at the 1995 Annual Meeting.

     Solicitation of proxies will be made by mail, telephone and, to the extent necessary, by telegrams and personal interviews. Expenses in connection with the solicitation of proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to transmit proxy material to the beneficial owners of Common Stock held of record by such persons, at the expense of the Company. The Company has retained Kissel-Blake Inc. to aid in the solicitation of proxies, and for its services the Company expects to pay fees of approximately $7,500 plus expenses.

                                          By order of the Board of Directors

                                                    ROBERT M. HART

                                        Senior Vice President, General Counsel
                                                     and Secretary

March 27, 1995

                                                                       EXHIBIT A

                             ALLEGHANY CORPORATION
                      DIRECTORS' EQUITY COMPENSATION PLAN

1. PURPOSE. The purpose of the Alleghany Corporation Directors' Equity Compensation Plan (the "Plan") is to advance the interests of Alleghany Corporation (the "Company") and its stockholders by encouraging increased stock ownership by members of the Board of Directors (the "Board") of the Company who are not employees of the Company or any of its subsidiaries, in order to promote long-term stockholder value through continuing ownership of the Company's common stock.

2. ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying payments in shares of the Company's common stock made under the Plan. The Board shall have the power to construe the Plan, to determine all questions arising thereunder and, subject to the provisions of the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Company. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3. PARTICIPATION. Each member of the Board of the Company who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible to receive stock payments (each, a "Stock Payment") as a portion of the annual retainer payable to such Non-Employee Director in shares of the Company's common stock, $1.00 par value ("Common Stock"), in accordance with Paragraph 5 below. As used herein, the term "subsidiary" means any corporation at least 40 percent of whose outstanding voting stock is owned, directly or indirectly, by the Company.

4. SHARES OF STOCK SUBJECT TO PLAN. Subject to adjustment as provided in Paragraph 6 below, the shares of Common Stock paid to Non-Employee Directors under the Plan shall not exceed an aggregate of 10,000 shares. Shares to be delivered under the Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares.

5.  ANNUAL RETAINER.

     (a) Annual Retainer. Commencing in May 1995 and in each May thereafter, each Non-Employee Director shall receive for the following year's service as a director of the Company his annual retainer, exclusive of any per meeting fees, committee fees or expense reimbursements, as set from time to time by the Board ("Annual Retainer") fifty percent in the form of a Stock Payment and fifty percent in cash.

     (b) Date of Payment, Number of Shares Comprising Stock Payment. The Annual Retainer shall be paid in May of each year. The total number of shares of Common Stock included in each Stock Payment shall be determined by dividing the amount of a Non-Employee Director's Annual Retainer that is to be paid in shares of Common Stock by the Market Price of a share of Common Stock. For purposes of the Plan, Market Price is the average of the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange Composite Transactions Tape for all trading days during the immediately preceding April. No fractional shares will be issued by the Company. An amount in lieu thereof shall be paid in cash based upon the Market Price of such fractional share.

     (c) Adjustment of Annual Retainer. If a Non-Employee Director's services as a board member are terminated prior to the next annual meeting of the Company's stockholders, for any reason, a pro rata portion of the Annual Retainer reflecting payment for service during the remainder of such annual term shall be repaid to the Company by such Non-Employee Director promptly after such termination.

6. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, the number or kind of shares that may be issued under the Plan pursuant to Paragraph 4 above shall be automatically adjusted to give effect to the occurrence of such event.

7.  MISCELLANEOUS PROVISIONS.

     (a) Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to receive Stock Payments. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

     (b) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws.

     (c) It shall be a condition to the obligation of the Company to issue shares of Common Stock pursuant to a Stock Payment, that the participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes.

     (d) The expenses of the Plan shall be borne by the Company.

     8. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or modified at any time and from time to time by the Board as the Board shall deem advisable, provided, however, that no amendment or modification may become effective without approval by the stockholders of the Company in accordance with Paragraph 10 below if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable, and provided further, that no amendment or modification shall be made more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employment Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder. No amendment or modification of the Plan shall materially and adversely affect any right of any participant with respect to any Annual Retainer theretofore paid, without such participant's written consent.

     9. TERMINATION. The Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) upon the adoption of a resolution of the Board terminating the Plan; or

     (b) December 31, 2005.

     No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, with respect to any Annual Retainer theretofore paid under the Plan.

     10. STOCKHOLDER APPROVAL. The Plan shall be submitted to the stockholders of the Company for their approval. Except to the extent otherwise required by the Company's Restated Certificate of Incorporation or the Company's By-Laws, the stockholders shall be deemed to have approved the Plan if and when it is approved at a meeting of the stockholders by a majority of the voting power of the Voting Stock (all as defined in the Company's Restated Certificate of Incorporation) present in person or represented by proxy and entitled to vote at such meeting.

January 16, 1995

                                                                       EXHIBIT B

                             ALLEGHANY CORPORATION
                         1993 LONG-TERM INCENTIVE PLAN

                            (AS AMENDED AND RESTATED
                       EFFECTIVE AS OF JANUARY 1, 1994)*

1. PURPOSES OF THE PLAN. The purposes of the Alleghany Corporation 1993 Long-Term Incentive Plan ("the Plan") are to further the long-term growth of Alleghany Corporation ("the Corporation"), to the benefit of its stockholders, by providing incentives to the officers and employees of the Corporation and its subsidiaries who will be largely responsible for such growth, and to assist the Corporation in attracting and retaining executives of experience and ability on a basis competitive with industry practices. The Plan permits the Corporation to provide incentive compensation of the types commonly known as restricted stock, stock options, stock appreciation rights, performance shares, performance units and phantom stock, as well as other types of incentive compensation.

2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the "Committee"). No member of the Committee, during the one year period prior to such membership or during such membership, shall be granted or awarded equity securities pursuant to the Plan or any other plan of the Corporation or any of its affiliates, except as permitted by Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time. Subject to the provisions of the Plan, the Committee shall have exclusive power to select the employees to participate in the Plan, to determine the type, size and terms of awards to be made to each participant selected, and to determine the time or times when awards will be granted. The Committee's interpretation of the Plan or of any awards granted thereunder shall be final and binding on all parties concerned, including the Corporation and any participant. The Committee shall have authority, subject to the provisions of the Plan, to establish, adopt and revise such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan as it may deem necessary or advisable for the administration of the Plan.

3. PARTICIPATION. Participants in the Plan shall be selected by the Committee from among the employees of the Corporation and its subsidiaries. The term "employee" shall mean any person (including any officer or director) employed by the Corporation or a subsidiary on a salaried basis. The term "subsidiary" shall mean any corporation a majority of whose outstanding voting securities is beneficially owned, directly or indirectly, by the Corporation. Participants may receive multiple awards under the Plan.

---------------
* Underlining reflects proposed amendments.

4.  AWARDS.

     (a) Types. Awards under the Plan may include, but need not be limited to, cash and/or shares of the Corporation's common stock, $1.00 par value ("Common Stock"), rights to receive cash and/or shares of Common Stock, and options ("Options") to purchase shares of Common Stock, including options intended to qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended, and options not intended so to qualify. The Committee may also make any other type of award deemed by it to be consistent with the purposes of the Plan.

     (b) Certain Qualifying Awards.  The Committee, in its sole discretion, may
     --------------------------------------------------------------------------
grant an award to any participant with the intent that such award qualifies as
------------------------------------------------------------------------------
"performance-based compensation" under Section 162(m) of the Internal Revenue
-----------------------------------------------------------------------------
Code of 1986, as amended (a "Qualifying Award"). The right to receive (or
-------------------------------------------------------------------------
retain) any award granted as a Qualifying Award shall be conditional upon the
-----------------------------------------------------------------------------
achievement of performance goals established by the Committee in writing at the
-------------------------------------------------------------------------------
time such award is granted. Such performance goals, which may vary from
-----------------------------------------------------------------------
participant to participant and award to award, shall be based upon the
----------------------------------------------------------------------
attainment of specific amounts of, or increases in, one or more of the
----------------------------------------------------------------------
following: revenues, operating income, cash flow, income before income taxes,
-----------------------------------------------------------------------------
net income, earnings per share, net worth, stockholders' equity, return on
--------------------------------------------------------------------------
equity or assets or total return to stockholders, whether applicable to the
---------------------------------------------------------------------------
Corporation or any relevant subsidiary or business unit or entity in which the
------------------------------------------------------------------------------
Corporation has a significant investment, or any combination thereof as the
---------------------------------------------------------------------------
Committee may deem appropriate. Prior to the payment of any award granted as a
------------------------------------------------------------------------------
Qualifying Award, the Committee shall certify in writing that the performance
-----------------------------------------------------------------------------
goals were satisfied. The maximum number of shares of Common Stock with respect
-------------------------------------------------------------------------------
to which Qualifying Awards may be granted to any participant in any calendar
----------------------------------------------------------------------------
year shall be 15,000 shares of Common Stock, subject to adjustment as provided
------------------------------------------------------------------------------
in section 7(a) hereof.
-----------------------

     (c) Deferred Payments. In awarding any right to receive cash and/or shares of Common Stock, the Committee may specify that the payment of all or any portion of such cash and/or shares of Common Stock shall be deferred until a later date. Deferrals shall be for such periods and upon such other terms as the Committee may determine.

     (d) Vesting, Other Performance Requirements and Forfeiture.  In awarding
                  -----
any Options or any rights to receive cash and/or shares of Common Stock (including Qualifying Awards), the Committee (1) may specify that the right to
-----------------------------
exercise such Options or the right to receive payment of such cash and/or shares of Common Stock shall be conditional upon the fulfillment of specified conditions, including, without limitation, completion of specified periods of service in the employ of the Corporation or its subsidiaries, and the achievement of specified business and/or personal performance goals, and (2) may provide for the forfeiture of all or any portion of any such Options or rights in specified circumstances. The Committee may also specify by whom and/or in what manner the accomplishment of any such performance goals shall be determined.

     (e) Agreements. Any award under the Plan may, in the Committee's discretion, be evidenced by an agreement, which, subject to the provisions of the Plan, may contain such terms and conditions as may be approved by the Committee, and shall be executed by an officer on behalf of the Corporation and by the recipient of the award.

5.  SHARES OF STOCK SUBJECT TO THE PLAN.  Subject to adjustment as provided in section 7(a) hereof, the number of shares of Common Stock which may be paid to participants under the Plan and/or purchased pursuant to Options granted under the Plan shall not exceed an aggregate of 300,000 shares. Shares to be delivered or purchased under the Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock held by the Corporation as treasury shares.

6.  OPTIONS.

     (a) Term of Options. The term of any Option shall be determined by the Committee, but in no event shall any Option be exercisable more than twelve years after the date on which it was granted.

     (b) Option Price; Fair Market Value. The price ("Option Price") at which shares of Common Stock may be purchased pursuant to any Option shall be determined by the Committee at the time the Option is granted, but in no event shall the Option Price be less than 100 per cent of the Fair Market Value of such shares on the date the Option is granted. For purposes of the Plan, Fair Market Value is the mean of the high and low sales prices of the Common Stock on the relevant date as reported on the stock exchange or market on which the Common Stock is primarily traded, or, if no sale is made on such date, then Fair Market Value is the weighted average of the mean of the high and low sales prices of the Common Stock on the next preceding day and the next succeeding day on which such sales were made as reported on the stock exchange or market on which the Common Stock is primarily traded.

     (c) Payment Upon Exercise. Upon exercise of an Option, the Option Price shall be payable to the Corporation in cash, or, at the discretion of the Committee, in shares of Common Stock valued at the Fair Market Value thereof on the date of payment, or in a combination of cash and shares of Common Stock.

     (d) Stock Appreciation Rights; Surrender of Options. The Corporation may, if the Committee so determines, accept the surrender by a participant, or the personal representative of a participant, of an Option, in consideration of a payment by the Corporation equal to the difference obtained by subtracting the aggregate Option Price from the aggregate Fair Market Value of the Common Stock covered by the Option on the date of such surrender, such payment to be in cash, or, if the Committee so provides, in shares of Common Stock valued at Fair Market Value on the date of such surrender, or partly in shares of Common Stock and partly in cash.

     (e) Effect of Expiration, Termination or Surrender of Options. If an Option shall expire or terminate unexercised as to any shares of Common Stock covered thereby, such shares of Common Stock shall not be deducted from the number available under section 5 hereof. If an Option shall be surrendered as provided in section 6(d) hereof, the shares of Common Stock (if any) paid in consideration of such surrender, but not the shares which had been covered by the Option, shall be deducted from the number available under section 5 hereof.

7.  DILUTION AND OTHER ADJUSTMENTS.

     (a) Changes in Capital Structure. In the event of any subdivision or combination of the outstanding shares of Common Stock, stock dividend, capital reorganization, liquidation, reclassification of shares, merger, consolidation, or sale, lease or transfer of substantially all of the assets of the Corporation, the Board of Directors of the Corporation shall make such equitable adjustments as it may deem appropriate in the Plan and the awards thereunder, including, without limitation, an adjustment in the total number of shares of
                               --
Common Stock which may thereafter be delivered or purchased under the Plan and
                                                                           ---
in the maximum number of shares of Common Stock with respect to which awards may
--------------------------------------------------------------------------------
be granted to any participant in any year under Section 4(b) hereof. Agreements
--------------------------------------------------------------------
evidencing Options may include such provisions as the Committee may deem appropriate with respect to the adjustments to be made to the terms of such Options upon the occurrence of any of the foregoing events.

     (b) Tender Offers and Exchange Offers. In the event of any tender offer or exchange offer, by any person other than the Corporation, for shares of Common Stock, the Committee may make such adjustments in outstanding awards and authorize such further action as it may deem appropriate to enable the recipients of outstanding awards to avail themselves of the benefits of such offer, including, without limitation, acceleration of the exercise date of outstanding Options so that they become immediately exercisable in whole or in part, or offering to acquire all or any portion of specified categories of Options for a price determined pursuant to section 6(d) hereof, or acceleration of the payment of outstanding awards payable, in whole or in part, in shares of Common Stock.

     (c) Limits on Discretion to Make Adjustments.  Notwithstanding any
     ------------------------------------------------------------------
provision of this section 7 to the contrary, no adjustment shall be made in any
-------------------------------------------------------------------------------
outstanding Qualifying Awards to the extent that such adjustment would adversely
-------------------------------------------------------------------------------
affect the status of that Qualifying Award as "performance-based compensation"
------------------------------------------------------------------------------
under Section 162(m) of the Internal Revenue Code of 1986, as amended.
----------------------------------------------------------------------

8.  MISCELLANEOUS PROVISIONS.

     (a) Right to Awards. No employee or other person shall have any claim or right to be granted any award under the Plan.

     (b) Rights as Stockholders. A participant shall have no rights as a holder of Common Stock by reason of awards under the Plan, unless and until certificates for shares of Common Stock are issued to the participant.

     (c) No Assurance of Employment. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any subsidiary.

     (d) Costs and Expenses. All costs and expenses incurred in administering the Plan shall be borne by the Corporation.

     (e) Unfunded Plan. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund nor to make any other segregation of assets to assure the payment of any award under the Plan.

     (f) Withholding Taxes. The Corporation shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such payments and, with respect to awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes, but the Committee may make such arrangements for the payment of such taxes as the Committee in its discretion shall determine, including payment with shares of Common Stock.

     (g) Assignment or Transfer. No awards under the Plan nor any rights or interests therein shall be assignable or transferable by the recipient thereof except, in the event of a participant's death, to his designated beneficiary as hereinafter provided, or by will or the laws of descent and distribution. During the lifetime of the recipient, awards under the Plan requiring exercise shall be exercisable only by such holder or by the guardian or legal representative of such holder.

     (h) Beneficiary. Any payments on account of awards under the Plan to a deceased participant shall be paid to such beneficiary as has been designated by the participant in writing to the Secretary of the Corporation or, in the absence of such designation, according to the laws of descent and distribution.

     (i) Nature of Benefits. Awards under the Plan, and payments made pursuant thereto, are not a part of salary or base compensation.

     (j) Compliance with Legal Requirements. The obligation of the Corporation to issue or deliver shares of Common Stock upon exercise of Options or otherwise shall be subject to satisfaction of all applicable legal and securities exchange requirements, including, without limitation, the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Corporation shall endeavor to satisfy all such requirements in such a manner as to permit at all times the exercise of all outstanding Options in accordance with their terms, and to permit the issuance and delivery of shares of Common Stock whenever provided for by the terms of any award made under the Plan.

9. AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Corporation, without the consent of any participant, may at any time terminate or from time to time amend the Plan in whole or in part, provided, however, that no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan, and provided further, that no amendment, without approval of the holders of Common Stock by an affirmative vote of a majority of the shares of Common Stock voted thereon in person or by proxy, shall (i) increase the aggregate number of shares subject to the Plan (other than increases pursuant to section 7 hereof), (ii) extend the period during which awards may be granted under the Plan, (iii) increase the maximum term for which Options may be issued under the Plan, (iv) decrease the minimum Option Price at which Options may be issued under the Plan, or (v) materially modify the requirements for eligibility to participate in the Plan. With the consent of the participants affected, the Committee may amend outstanding agreements evidencing awards under the Plan, and may amend the terms of awards not evidenced by such agreements, in any manner not inconsistent with the terms of the Plan.

10.  EFFECTIVE DATE AND TERM OF PLAN.  The Plan, as amended and restated, shall
                                                 ------------------------
be effective as to awards granted on or after January 1, 1994, and awards with
             -----------------------------------------------------------------
performance periods which begin in 1994, and shall become effective when
------------------------------------------------------------------------
approved at a meeting of stockholders by a majority of the voting power of the
------------------------------------------------------------------------------
Voting Stock (all as defined in the Corporation's Restated Certificate of
-------------------------------------------------------------------------
Incorporation) present in person or represented by proxy and entitled to vote at
--------------------------------------------------------------------------------
such meeting. The Plan shall terminate at the close of
-------------
business on December 31, 2002, unless sooner terminated by action of the Board of Directors of the Corporation. No award may be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any award then outstanding.

11. LAW GOVERNING. The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of New York, but without regard to the conflict laws of the State of New York except to the extent that such conflict laws require application of the laws of the State of Delaware.

                            ALLEGHANY CORPORATION

                  PROXY FOR ANNUAL MEETING ON APRIL 28, 1995

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints F.M. Kirby, John J. Burns, Jr. and John E. Tobin proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Alleghany Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Alleghany Corporation to be held at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California, on Friday, April 28, 1995 at 10:00 a.m., local time, and any adjournments thereof, as indicated on the proposals described in the Proxy Statement, and all other matters properly coming before the meeting.


     IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.



PROXY

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


[                                                                             ]

A VOTE FOR ITEMS 1, 2, 3 AND 4 IS RECOM-
       ---
MENDED BY THE BOARD OF DIRECTORS

1.  Election of Directors
                                                                                                               FOR ALL
    Allan P. Kirby, Jr.     John E. Tobin     James F. Will                     FOR          WITHHOLD          EXCEPT

                                                                                / /            / /              / /

INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the following space:

------------------------------------------------------------------------------

                                                  FOR     AGAINST     ABSTAIN

2.  Approval of the Company's Directors           / /       / /         / /
    Equity Compensation Plan.

3.  Approval of amendments to the Company's       / /       / /         / /
    1993 Long-Term Incentive Plan.

4.  Ratification of appointment of KPMG Peat      / /       / /         / /
    Marwick LLP as independent auditors for
    the year 1995.

                                                Dated                   , 1995
                                                      ------------------

--------------------------------------     -------------------------------------
Signature                                  Signature

Please sign exactly as your name or names appear hereon. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.
                                        ---